SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

Ingram Micro Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement no.:

(3)	Filing Party:

(4)	Date Filed:

®

NOTICE OF ANNUAL MEETING OF SHAREOWNERS
TO BE HELD MAY 7, 2003
_________________________

To our shareowners:

     We will hold our annual meeting of shareowners at our Santa Ana campus, 1600 E. Saint Andrew Place, Santa Ana, California 92705, on Wednesday, May 7, 2003, at 10:00 a.m. local time. We are holding this meeting:

(1)	To elect three directors for a three-year term;

(2)	To approve the Ingram Micro Inc. 2003 Equity Incentive Plan; and

(3)	To transact any other business that properly comes before the meeting.

     All holders of record of shares of Class A common stock at the close of business on March 18, 2003 are entitled to vote at the meeting or any postponements or adjournments of the meeting. Whether or not you expect to attend, we urge you to sign, date and promptly return the enclosed proxy card in the enclosed postage prepaid envelope or vote via telephone or the Internet in accordance with the instructions on the enclosed proxy card. If you attend the meeting, you may vote your shares in person, which will revoke any prior vote.

If you plan to attend:

     Please note that registration and seating will begin at 9:00 a.m. Each shareowner may be asked to present a valid picture identification, such as a driver’s license or passport. Shareowners holding stock in brokerage accounts (“street name” holders) will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date. In order to vote your shares at the meeting, you must obtain from the record holder a proxy issued in your name.

By order of the Board of Directors,

James E. Anderson, Jr. Senior Vice President, Secretary and General Counsel

April 4, 2003
Santa Ana, California

ABOUT THE MEETING
What is the purpose of the annual meeting?
What are the Board’s recommendations?
What shares can I vote?
What is the difference between holding shares as a shareowner of record and as a beneficial owner?
What are the voting rights of Class A shareowners?
How can I vote my shares?
Can I change my vote?
Will my shares be voted if I don’t sign a proxy?
How are votes counted?
What constitutes a quorum?
What vote is required to approve each item?
What does it mean if I receive more than one proxy or voting instruction card?
Where can I find the voting results of the meeting?
PROPOSAL ONE ELECTION OF DIRECTORS
Recommendation of the Board of Directors
Nominees for Election as Directors (terms expiring in 2006)
Directors continuing in office with terms expiring at the 2004 annual meeting
Directors continuing in office with terms expiring at the 2005 annual meeting
What are the requirements for Board membership?
What are the other rights of the Ingram Family Stockholders under the board representation agreement?
How are directors compensated?
How often did the Board meet during fiscal 2002?
What committees has the Board established?
What are our company’s corporate governance guidelines?
STOCK OWNERSHIP
Section 16(a) Beneficial Ownership Reporting Compliance
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
REPORT OF THE AUDIT COMMITTEE
EXECUTIVE COMPENSATION
Report of the Human Resources Committee
Compensation Committee Interlocks and Insider Participation
Executive Compensation Summary Table
Stock Option/SAR Grants in Last Fiscal Year
Aggregate Stock Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values
Long-Term Incentive Program Awards in the Last Fiscal Year
Employment Agreements
EQUITY COMPENSATION PLAN INFORMATION
COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS
PROPOSAL TWO—APPROVAL OF THE INGRAM MICRO INC.
OTHER MATTERS
INDEPENDENT ACCOUNTANTS
ANNUAL REPORT
SHAREOWNER PROPOSALS
EXHIBIT A - Ingram Micro Inc. Corporate Governance Guidelines
EXHIBIT B - Amended and Restated Charger of the Audit Committee
EXHIBIT C - Ingram Micro Inc. 2003 Equity Incentive Plan

i

Page

Equity Compensation Plan Information	27
Comparison of Five-Year Cumulative Total Returns	28
Proposal Two—Approval of the Ingram Micro Inc.
2003 Equity Incentive Plan	29
Other Matters	31
Independent Accountants	32
Annual Report	32
Shareowner Proposals	32
Exhibit A
Ingram Micro Inc. Corporate Governance Guidelines	A-1
Exhibit B
Amended and Restated Charter of the Audit Committee	B-1
Exhibit C
Ingram Micro Inc. 2003 Equity Incentive Plan	C-1

ii

®

1600 East Saint Andrew Place
Santa Ana, California 92705
____________________

PROXY STATEMENT
____________________

     This proxy statement contains information related to the annual meeting of our shareowners to be held on Wednesday, May 7, 2003, beginning at 10:00 a.m., local time, at our Santa Ana campus, 1600 E. Saint Andrew Place, Santa Ana, California 92705, and at any postponements or adjournments thereof. The date of this proxy statement is April 4, 2003. It is first being mailed to our shareowners on April 4, 2003.

ABOUT THE MEETING

What is the purpose of the annual meeting?

     At our annual meeting, shareowners will act on the matters described in the notice of meeting on the cover page of this proxy statement:

(1)	The election of three directors for a three-year term;

(2)	The approval of the Ingram Micro Inc. 2003 Equity Incentive Plan; and

(3)	Any other business that properly comes before the meeting.

     In addition, our management intends to report on our performance during fiscal year 2002 and respond to questions from shareowners.

What are the Board’s recommendations?

     Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors. The Board’s recommendations are set forth together with the descriptions of the proposals in this proxy statement. In summary, the Board recommends a vote:

•	for election of the nominated slate of directors (see pages 5 to 11); and

•	for approval of the Ingram Micro Inc. 2003 Equity Incentive Plan (see pages 29 to 31).

With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

What shares can I vote?

     You may vote all shares of Class A common stock owned by you as of the close of business on March 18, 2003, the record date. These shares include: (1) shares held directly in your name as shareowner of record, including shares purchased through one of our employee stock purchase plans, and (2) shares held in “street name” for you as the beneficial owner through a broker, bank or other nominee (including shares purchased and held through our 401(k) plan).

What is the difference between holding shares as a shareowner of record and as a beneficial owner?

     Most of our shareowners hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

     Shareowner of Record. If your shares are registered in your name with our transfer agent, Equiserve, you are considered, with respect to those shares, the shareowner of record, and Equiserve is sending these proxy materials directly to you. As the shareowner of record, you have the right to grant your voting proxy directly to us or to vote in person at the meeting. We have enclosed a proxy card for you to use.

     Beneficial Owner. If your shares are held in a brokerage account or by a bank or other nominee, you are considered a beneficial owner of shares held in street name, and these proxy materials have been forwarded to you by your broker, bank or nominee, which is considered, with respect to those shares, the shareowner of record. As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote and are also invited to attend the meeting. However, since you are not the shareowner of record, you may not vote these shares in person at the meeting unless you obtain a signed proxy from the record holder giving you the right to vote the shares. Your broker, bank or other nominee should have enclosed or provided a voting instruction card for you to use in directing the broker, bank or other nominee how to vote your shares.

What are the voting rights of Class A shareowners?

     Each outstanding share of Class A common stock will be entitled to one vote on each matter to be voted upon at the meeting. Each outstanding share of Class B common stock was converted into an outstanding share of Class A common stock on November 6, 2001. Therefore, holders of stock certificates representing ownership of Class B common stock are considered holders of Class A common stock.

How can I vote my shares?

     In Person. Shares held directly in your name as the shareowner of record may be voted in person at the annual meeting. If you choose to do so, please bring the enclosed proxy card and proof of identification.

     If you hold your shares in “street name” (that is, through a broker, bank or other nominee), you may vote those shares in person only if you obtain a signed proxy from the record holder giving you the right to vote the shares.

     Without Attending the Meeting. Whether you hold shares directly as the shareowner of record or beneficially in street name, you may direct your vote without attending the meeting. You may vote by granting a proxy to us or, for shares held in street name, by submitting voting instructions to your broker, bank or other nominee. In most instances, you will be able to do this over the Internet, by telephone or by mail. Please refer to the summary instructions below and those included on your proxy card or the voting instruction card provided by your broker, bank or other nominee.

•	By Internet. If you have Internet access, you may submit your proxy from any location in the world by following the “To vote over the Internet” instructions on the proxy card. The deadline for voting electronically is 11:59 p.m. (Eastern Daylight Time) on May 6, 2003.

•	By Telephone. You may submit your proxy by following the “To vote by telephone” instructions on the proxy card. The deadline for voting by telephone is 11:59 p.m. (Eastern Daylight Time) on May 6, 2003.

•	By Mail. You may do this by signing your proxy card, or for shares held in street name, the voting instructions card included by your broker, bank or other nominee, and mailing it in the accompanying enclosed, pre-addressed envelope. If you provide specific voting instructions, your shares will be voted as you instruct. If you sign, but do not provide instructions, your shares will be voted as described below in “How are votes counted?” The deadline for voting by mail is receipt of your proxy card by 5:00 p.m. (Eastern Daylight Time) on May 6, 2003.

     401(k) shares. If you participate in our 401(k) Investment Savings Plan, you may vote an amount of shares of Class A common stock equivalent to the interest in Class A common stock credited to your account as of the record date. You may vote by instructing Putnam Trust Company, the trustee of the plan, pursuant to the instruction card being mailed with this proxy statement to plan participants. The trustee will vote your shares in accordance with your duly executed instructions if they are received by May 5, 2003.

Can I change my vote?

     You may change your proxy instructions at any time prior to the vote at the annual meeting. For shares held directly in your name, you may accomplish this by granting a new proxy bearing a later date (which automatically revokes the earlier proxy) or by attending the annual meeting and voting in person (even if you voted by Internet or by telephone). Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request. For shares held beneficially by you, you may accomplish this by submitting new voting instructions to your broker, bank or other nominee. For shares held through our 401(k) plan, you may revoke previously given voting instructions by May 5, 2003 by filing with the trustee of the plan either a written notice of revocation or a properly completed and signed voting instruction card bearing a later date.

Will my shares be voted if I don’t sign a proxy?

     If you hold your shares directly in your own name, they will not be voted unless you provide a signed proxy via mail or vote via the Internet or by telephone. Under certain circumstances, shares which you own that are held by a broker may be voted even if you do not provide voting instructions to the broker. Brokerage firms have the authority under the New York Stock Exchange’s rules to vote customers’ unvoted shares on certain “routine” matters. The election of directors is considered to be a “routine” matter and, therefore, your broker has the authority to vote your unvoted shares for or against the directors nominated.

     The proposal to approve the Ingram Micro Inc. 2003 Equity Incentive Plan is not considered to be a “routine” matter and, therefore, your shares will not be voted on this matter if your proxy is not signed and returned or not provided via the Internet or telephone.

How are votes counted?

     In the election of directors, you may vote “FOR” all of the nominees or your vote may be “WITHHELD” with respect to any or all of the nominees. For the other proposal, you may vote “FOR,” “AGAINST,” or “ABSTAIN.” If you “ABSTAIN,” it has the same effect as a vote “AGAINST.”

     Our Board of Directors is asking for your proxy. Giving your proxy to the persons named by us means you authorize them to vote your shares at the meeting in the manner you direct. If you sign and return the enclosed proxy card, but do not specify how your shares are to be voted, your shares will be voted as follows:

(1)	“FOR” the election of each of the three nominated directors (who will serve three-year terms);

(2)	“FOR” the proposal to approve the Ingram Micro Inc. 2003 Equity Incentive Plan; and

(3)	in the discretion of the proxy holders on any other matters that may properly come before the meeting;

except that, in each case, any shares you hold in our 401(k) plan will be voted in proportion to the way the other 401(k) plan participants vote their shares.

What constitutes a quorum?

     The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of Class A common stock outstanding on the record date will constitute a quorum, permitting the meeting to conduct its business. As of March 18, 2003, the record date, 151,012,783 shares of our Class A common stock were outstanding.

     If you do not vote, or if a broker, bank or other nominee holding your shares in “street name” indicates to us on a proxy that you have not voted and it lacks discretionary authority to vote your shares, we will not consider your shares as present or entitled to vote for any purpose. You may receive more than one proxy or voting card depending on how you hold your shares. Shares registered in your name are covered by one card. If you also hold shares through a broker, bank or other nominee, you may also get material from them asking how you want to vote. To be sure that all your shares are voted, we encourage you to respond to each request you receive.

     Shares represented by proxies marked “WITHHELD” and “ABSTAIN” will be counted as present for purposes of calculating a quorum.

What vote is required to approve each item?

     The three director candidates receiving the most “FOR” votes will be elected to the three seats on the Board to be filled at the meeting for a term of three years. Abstentions, withholding authority to vote for a candidate, and broker non-votes will only reduce the number of votes a candidate receives.

     Approval of the Ingram Micro Inc. 2003 Equity Incentive Plan requires the affirmative vote of a majority of the shares of Class A common stock present or represented at the meeting. For this purpose, an abstention and a broker non-vote with respect to a proposal will have the same effect as a vote against that proposal.

     If you hold your shares in “street name” through a broker, bank or other nominee, your broker, bank or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker, bank or other nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval.

What does it mean if I receive more than one proxy or voting instruction card?

     It means your shares are registered differently or are in more than one account. Please provide voting instructions for all proxy and voting instruction cards you receive.

Where can I find the voting results of the meeting?

     We will announce final voting results at the meeting and publish these final results in our quarterly report on Form 10-Q for the second quarter of fiscal year 2003, which is required to be filed by August 12, 2003.

PROPOSAL ONE
ELECTION OF DIRECTORS

Recommendation of the Board of Directors

     The Board of Directors recommends that you vote “for” the election of each of the nominees for election as directors described below, which is designated as Proposal No. 1 on the enclosed proxy card.

     Our Board of Directors oversees the management of our company on your behalf. Our Certificate of Incorporation and Bylaws currently provide for a classified Board of Directors. Each person elected as a director at the meeting will serve for a three-year term expiring at the 2006 annual meeting of shareowners. Our Board of Directors has nominated for re-election three of the persons currently serving as directors, whose terms are expiring at this annual meeting of shareowners. Business background information on each of our directors is given below.

Nominees for election as Directors (terms expiring in 2006)

John R. Ingram	Director since April 1996

Mr. Ingram, age 41, is Vice Chairman of Ingram Industries Inc. and is also Chairman of Ingram Distribution Holdings, Ingram Industries’ operating division of Ingram Book Group related companies. Ingram Industries is a Nashville, Tennessee company with various operating divisions: Ingram Book Group, a leading wholesaler of trade books, textbooks and specialty magazines; Lightning Source Inc., a print-on-demand and digital content company; Ingram Marine Group, which includes Ingram Barge Company and Ingram Materials Company; and Ingram Insurance Group, a provider of nonstandard automobile insurance in seven states and by means of the Internet through the Permanent General Companies. He was Co-President of Ingram Industries from January 1996 to June 1999. Mr. Ingram was also President of Ingram Book Company from January 1995 to October 1996. Mr. Ingram served as our Acting Chief Executive Officer from May 1996 to August 1996 and held a variety of positions at our company from 1991 through 1994, including Vice President of Purchasing and Vice President of Management Services at Ingram Micro Europe, and Director of Purchasing.

Dale R. Laurance	Director since May 2001

Dr. Laurance, age 57, has been the President of Occidental Petroleum Corporation since 1996. Dr. Laurance has also served as a Director of Occidental Petroleum Corporation since 1990. In addition, Dr. Laurance has been Chairman of the Board, President and Chief Executive Officer of Occidental Oil and Gas Corporation since 1999. Occidental Petroleum Corporation explores for, develops, produces and markets crude oil and natural gas, manufactures and markets basic chemicals, and has various ownership interests in petrochemicals. Dr. Laurance is a member of the Board of Directors of Jacobs Engineering Group Inc.

Gerhard Schulmeyer	Director since July 1999

Mr. Schulmeyer, age 64, is Professor of Practice at the MIT Sloan School of Management. Mr. Schulmeyer assumed this position in January 2002 after serving as President and Chief Executive Officer of Siemens Corporation, the holding company for U.S. businesses of Siemens AG (Munich, Germany), a world leader in electrical engineering and electronics in the information and communications, automation and control, power, transportation, medical and lighting fields, from January 1999 to December 2001. Prior to assuming such positions, he served as President and Chief Executive Officer of Siemens Nixdorf, Munich/Paderborn, a position he held since 1994. Mr. Schulmeyer serves on several boards, including the Board of Directors of Alcan Inc., Zurich Financial Services, and Korn/Ferry International.

Directors continuing in office with terms expiring at the 2004 annual meeting

Orrin H. Ingram II	Director since September 1999

Mr. Ingram, age 42, is President and Chief Executive Officer of Ingram Industries. Mr. Ingram held numerous positions with Ingram Materials Company and Ingram Barge Company before being named Co-President of Ingram Industries in January 1996. He was named to his present position as President and Chief Executive Officer of Ingram Industries in June 1999. He remains Chairman of Ingram Barge Company. Mr. Ingram serves on the Board of Directors of eSkye.com and is on the Advisory Board of SunCom.

Michael T. Smith	Director since May 2001

Mr. Smith, age 59, is the former Chairman of the Board and Chief Executive Officer of Hughes Electronics Corporation, a world leading provider of digital television entertainment, broadband services, satellite-based private business networks, and global video and data broadcasting, serving from October 1997 to May 2001. Prior to assuming such positions in October 1997, Mr. Smith was Vice Chairman of Hughes Electronics and Chairman of Hughes Aircraft Company, responsible for the aerospace, defense electronics and information systems businesses of Hughes Electronics. He joined Hughes Electronics in 1985, the year the company was formed, as Senior Vice President and Chief Financial Officer after spending nearly 20 years with General Motors Corporation in a variety of financial management positions. Mr. Smith is a member of the Board of Directors of Alliant Techsystems, Inc., Teledyne Technologies and Flir Inc.

Joe B. Wyatt	Director since October 1996

Mr. Wyatt, age 67, has been Chancellor Emeritus of Vanderbilt University in Nashville, Tennessee, since his retirement as Chancellor of Vanderbilt University, a position that he held from 1982 to 2000. Mr. Wyatt was previously a Director of Ingram Industries from April 1990 through October 1996. Mr. Wyatt is a Director of El Paso Corporation and Hercules Incorporated. He also serves as Chairman of the University Research Association, New American Schools and the Education Quality Institute.

Directors continuing in office with terms expiring at the 2005 annual meeting

Kent B. Foster	Director since March 2000

Mr. Foster, age 59, was elected Chairman of the Board in May 2000 and is also our Chief Executive Officer. Mr. Foster joined us as Chief Executive Officer and President in March 2000 after a 29-year career at GTE Corporation, a leading telecommunications company with one of the industry’s broadest arrays of products and services. From 1995 through 1999, Mr. Foster served as President of GTE Corporation and was a member of GTE’s Board of Directors from 1992 to 1999, serving as Vice Chairman of the Board from 1993 to 1999. In addition, he currently serves on the Board of Directors of Campbell Soup Company, Inc., J.C. Penney Company, Inc., and New York Life Insurance Company.

Martha R. Ingram	Director since May 1996

Mrs. Ingram, age 67, is the Chairman of the Board of Ingram Industries and served as Chief Executive Officer of Ingram Industries from May 1996 to June 1999. She previously served as our Chairman of the Board from May 1996 to August 1996 and as Director of Public Affairs of Ingram Industries from 1979 to June 1995. Mrs. Ingram serves as President of the Board of Trust of Vanderbilt University. She also serves on the Board of Directors of Weyerhaeuser Company and AmSouth BankCorp.

     Martha R. Ingram is the mother of John R. Ingram and Orrin H. Ingram II. There are no other family relationships among our directors or executive officers.

What are the requirements for Board membership?

     We have entered into a board representation agreement with Martha, John and Orrin Ingram, certain trusts created for their benefit (including trusts where SunTrust Bank acts as trustee), and a charitable trust and foundation created by the Ingram family (the “Ingram Family Stockholders”). So long as the Ingram Family Stockholders and their permitted transferees (as defined in the board representation agreement) own in excess of 25,000,000 shares of our outstanding common stock, proposed directors are required to possess the following qualifications: (1) three individuals designated by the Ingram Family Stockholders, (2) one individual designated by the Chief Executive Officer of Ingram Micro, and (3) four or five individuals who are not members of the Ingram family or executive officers or employees of Ingram Micro. Directors designated by the Ingram Family Stockholders may, but are not required to, include Mrs. Ingram, any of her legal descendants, or any of their respective spouses. Mrs. Ingram and John and Orrin Ingram are considered directors designated by the Ingram Family Stockholders. Mr. Foster is considered our Chief Executive Officer designee. Messrs. Laurance, Schulmeyer, Smith and Wyatt are considered independent directors. Each of the parties to the board representation agreement (other than Ingram Micro) have agreed to vote their shares of common stock in favor of the proposed nominees who fit within the qualifications set out in the agreement.

What are the other rights of the Ingram Family Stockholders under the board representation agreement?

     In addition to provisions relating to the designation of directors described above, the board representation agreement provides as follows:

     Certain types of corporate transactions, including transactions involving the potential sale or merger of Ingram Micro; the issuance of additional equity, warrants, or options; acquisitions involving aggregate consideration in excess of 10% of our stockholders’ equity; any guarantee of indebtedness of an entity other than a subsidiary of Ingram Micro exceeding 5% of our stockholders’ equity; and the incurrence of indebtedness in a transaction which could reasonably be expected to reduce our investment rating (1) lower than one grade below the rating in effect immediately following our initial public offering in November 1996, or (2) below investment grade, may not be entered into without the written approval of at least a majority of the voting power deemed to be held (for purposes of the board representation agreement) by the Ingram Family Stockholders and their permitted transferees.

     The board representation agreement will terminate on the date on which the Ingram Family Stockholders and their permitted transferees collectively cease to beneficially own at least 25,000,000 shares of our common stock (as such number may be equitably adjusted to reflect stock splits, stock dividends, recapitalizations, and other transactions in our capital stock). The trustees, who in some cases are members of the Ingram family, are authorized to make all decisions for the trusts or foundations that are parties to the agreement.

How are directors compensated?

     Compensation package. Each non-executive director is entitled to receive an annual award of cash, stock options and restricted stock with an estimated value of $150,000 ($155,000 for Committee chairmen). The mix of cash, stock options and restricted stock must be selected by each eligible Board member prior to January 1 of each year or promptly upon initial election to the Board, as the case may be. The award will be pro rated for partial year service. The mix of cash, stock options and restricted stock is subject to the following assumptions and restrictions:

•	Cash. If cash is selected as a component of compensation, the maximum amount that may be selected is $35,000 ($40,000 for Committee chairmen).

•	Stock Options. Stock options must be selected as a component of compensation. The grant value of the options must be at least $50,000 and may be more. Options will be granted as non-qualified stock options at the time of the first semi-annual stock option grant made to our management each year (normally the first business day in February). The number of options to be granted will be based on the Black-Scholes calculation used to determine the management stock option grant. Options will be exercisable at the closing price of our stock on the New York Stock Exchange on the day of grant, vest in monthly installments ending the next succeeding February and have a term of ten years.

•	Restricted Stock. If restricted stock is selected as a component of compensation, it will be granted on the date of the first semi-annual grant of stock options to our management each year. The number of shares to be granted will be equal to the dollar value of the amount of restricted stock selected divided by the closing price of our stock on the New York Stock Exchange on the day of grant rounded up to the next whole share. Restrictions on disposition of the shares will lapse one year after the grant date.

     Fiscal 2002. We made the following awards as of February 1, 2002 to our Board members for their 2002 compensation based on each of their elections (for cash, stock options, restricted stock, or a combination thereof) :

			Restricted
Name of Director	Cash (1)	Stock Options (2)	Stock (3)

John R. Ingram	$40,000	14,878	—
Martha R. Ingram	40,000	6,469	3,632
Orrin H. Ingram	40,000	6,469	3,632
Dale R. Laurance	—	19,405	—
Gerhard Schulmeyer	35,000	6,469	3,632
Michael T. Smith	—	12,937	2,794
Joe B. Wyatt	40,000	6,469	3,632

(1)	Paid in quarterly installments.

(2)	Options to purchase Class A common stock at $17.90 per share which vested one-twelfth per month for twelve months, commencing March 1, 2002, and expire ten years from the grant date.

(3)	Restrictions on disposition lapsed on February 1, 2003.

     Fiscal 2003. We made the following awards as of February 3, 2003 to our Board members for their 2003 compensation based on each of their elections (for cash, stock options, restricted stock, or a combination thereof) :

			Restricted
Name of Director	Cash (1)	Stock Options (2)	Stock (3)

John R. Ingram	$40,000	7,801	5,748
Martha R. Ingram	40,000	17,941	—
Orrin H. Ingram	40,000	7,801	5,748
Dale R. Laurance	—	7,801	8,842
Gerhard Schulmeyer	35,000	7,801	5,748
Michael T. Smith	—	7,801	8,842
Joe B. Wyatt	40,000	7,801	5,748

(1)	Paid in quarterly installments.

(2)	Options to purchase Class A common stock at $11.31 per share which vest one-twelfth per month for twelve months, commencing March 3, 2003, and expire ten years from the grant date.

(3)	Restrictions on disposition will lapse on February 3, 2004.

     Other. All directors are required to achieve and maintain ownership of shares of our common stock or vested but unexercised stock options with a value of $150,000 beginning five years from the date of election to the Board. Shares owned will be valued at the average closing price of our stock on the New York Stock Exchange during the four week period ending closest to June 30th of each year. Vested but unexercised stock options will be valued at the difference between the exercise price and the average closing price of our stock on the New York Stock Exchange during the four week period ending closest to June 30th of each year. Each director is also reimbursed for expenses incurred in attending meetings of the Board and Board committees.

How often did the Board meet during fiscal 2002?

     The Board of Directors met six times during fiscal 2002. Each director attended more than 83% of the total number of meetings of the Board and the Committees on which he or she served, with the exception of Mrs. Ingram, who attended 73% (8 out of 11) of all such meetings.

What committees has the Board established?

     The Board of Directors has standing Executive and Finance, Human Resources, Audit and Governance Committees.

Board Committee Membership (as of March 18, 2003)

Executive
	and Finance	Human Resources	Audit	Governance
Name	Committee	Committee	Committee	Committee

Kent B. Foster	*
John R. Ingram	**
Martha R. Ingram				**
Orrin H. Ingram		**
Dale R. Laurance			*	*
Gerhard Schulmeyer		*	*
Michael T. Smith	*	*
Joe B. Wyatt			**	*

*	Member

**	Chair

     Executive and Finance Committee. Our Bylaws require that the Executive and Finance Committee be comprised of a director designated by the Ingram Family Stockholders, a director designated by our Chief Executive Officer and a director who is not one of our executive officers or employees, or Martha Ingram, her descendents or any of their spouses (a “non-Ingram family independent director”). The Committee’s charter states that it is the purpose of the Committee to oversee the financial affairs and policies of our company and make decisions requiring the attention of the Board between regularly scheduled meetings of the Board, subject to the limitations set forth in our Bylaws.

     The Committee does not have authority to approve any of the following items, all of which require the approval of the Board: (1) any action that would require the approval of the holders of a majority of the stock held by the Ingram Family Stockholders under the board representation agreement or that would require approval of the holders of a majority of the common stock under applicable law or under our Certificate of Incorporation or Bylaws (provided, however, that subject to applicable law, the Board is entitled to delegate to the Committee the authority to negotiate and finalize actions, the general terms of which have been approved by the Board); (2) any acquisition with a total aggregate consideration in excess of 2% of our stockholders’ equity; (3) any action outside the ordinary course of our business; or (4) any other action involving a material shift in policy or business strategy for the Board. In fiscal 2002, the Committee held one meeting.

     Human Resources Committee. Our Bylaws require that the Human Resources Committee be comprised of a director designated by the Ingram Family Stockholders and two non-Ingram family independent directors. The purpose of the Human Resources Committee is to review and report to the Board on our key strategic and operational human resource issues, ensuring that investments in human assets provide maximum return to all partners – associates, customers, shareowners and vendors.

     The Committee’s oversight areas include compensation strategy, succession planning processes and key leader succession planning, and work environment assessment and improvement. The Committee’s primary administrative function is to assist our company in attracting, retaining and motivating our executive officers through its responsibility for establishing the compensation of all executive officers and administering all stock related compensation plans. In addition, the Human Resources Committee is required to prepare a report to shareowners for inclusion in our annual proxy statement (see pages 19 to 21). In fiscal 2002, the Committee held eight meetings and acted by written consent on one occasion.

     Audit Committee. Our Bylaws require that the Audit Committee be comprised of three directors, a majority of whom must be non-Ingram family independent directors. In addition, the current rules of the New York Stock Exchange require that (1) all of the members of the Audit Committee be independent, (2) all members of the Audit Committee be financially literate, as such qualification is interpreted by our Board in its business judgment, or must become financially literate within a reasonable period of time after his or her appointment to the Audit Committee, and (3) at least one member of the Audit Committee have accounting or related financial management expertise, as the Board interprets such qualification in its business judgment. The members of the Audit Committee meet the current requirements of the New York Stock Exchange and our Bylaws.

     The primary functions of the Audit Committee are to recommend annually to the Board of Directors the appointment of our independent auditors, discuss and review in advance the scope of and the fees to be paid in connection with the annual audit and review the results of the audit with our independent auditors, monitor the independence and performance of our independent auditors, including review and approval of any non-audit services proposed by our independent auditors, review our company’s compliance with applicable major accounting and financial reporting policies, review the adequacy of our financial organization, and review management’s procedures and policies relating to the adequacy of our internal accounting controls and compliance with applicable laws relating to accounting practices, review our draft annual report on Form 10-K and annual financial statements and other key accounting and/or reporting matters, and the activities and recommendations of our internal audit department. In addition, the Audit Committee is required to prepare a report to shareowners for inclusion in our annual proxy statement (see pages 16 to 18). The Audit Committee held four meetings during fiscal 2002 and acted by written consent on one occasion.

     Governance Committee. Our Bylaws require that the Governance Committee (successor to the Nominating Committee beginning in May 2002) be comprised of three directors. One of the members shall be a director designated by the Ingram Family Stockholders and one of the members shall be a non-Ingram family independent director. The third member of the Committee shall be a director designated by the Ingram Family Stockholders if a majority of such directors shall so request and otherwise shall be a non-Ingram family independent director.

     The Committee is responsible for developing and recommending to the Board, a set of corporate governance principles applicable to our company, and thereafter recommending such changes as it deems appropriate to maintain effective corporate governance. In addition, the Committee is responsible for soliciting recommendations for candidates for election to the Board of Directors, developing and reviewing background information for candidates, making recommendations to the Board regarding such candidates, reviewing and making recommendations to the Board with respect to candidates for directors proposed by shareowners, and designating members of Board committees. Any shareowner wishing to propose a nominee should submit a recommendation in writing to our Corporate Secretary, indicating the nominee’s qualifications and other relevant biographical information and providing confirmation of the nominee’s consent to serve as a director. The Committee held five meetings during fiscal 2002.

What are our company’s corporate governance guidelines?

     Effective corporate governance that ensures management follows the highest ethical standards is not a new concept to our company. It is an important principle that is embraced at all levels of our company, beginning with how our Board operates. Members of our Board of Directors are kept informed about our business through discussions with the Chairman and Chief Executive Officer, President and Chief Operating Officer, Executive Vice President and Chief Financial Officer, and other key members of management, by reviewing materials provided to them, and by participating in meetings of the Board of Directors and its committees. Our Board members provide feedback to management on a regular basis and meet in executive sessions without any members of management at each regular meeting.

     Our Board of Directors recently adopted guidelines that address important corporate governance policies and procedures, including those relating to (1) composition of the Board and membership criteria; (2) director qualifications (such as independence, simultaneous service on other boards and conflicts of interests); (3) Board member responsibilities; (4) establishment of Board agenda; (5) establishment of a rotating lead director position; (6) regularly scheduled meetings of non-management Board members; (7) Board size; (8) Board committees; (9) Board member access to management and independent advisors; (10) director compensation; (11) director orientation and continuing education; (12) management evaluation and management succession; and (13) annual performance evaluation of the effectiveness of the Board and its committees.

     The full text of these guidelines is attached to this proxy statement as Exhibit A. Our Board expects to consider further amendments to these corporate governance guidelines from time to time as rules and standards are revised and/or finalized by various regulatory agencies, including the Securities and Exchange Commission and the New York Stock Exchange, and to address any changes in our operations, organization or environment.

STOCK OWNERSHIP

     The following table shows the amount of common stock beneficially owned (unless otherwise indicated) by our directors, the executive officers named in the Summary Compensation Table found on page 22 of this proxy statement, our directors and executive officers as a group, and beneficial owners of more than 5% of our common stock. As of February 1, 2003, the Ingram Family Stockholders and related legal entities held 38,619,778 shares of Class A common stock in the aggregate, amounting to 25.6% of the total outstanding shares of common stock. A significant number of shares attributable to the individual members of the Ingram family or related legal entities are reflected more than once in the table below as a result of members of the Ingram family being co-trustees of various trusts. Except as otherwise indicated, all information is as of February 1, 2003.

	Class A Common Stock

Name	Shares Beneficially Owned		% of Class

Directors:
Kent B. Foster	1,986,896	(1)	1.3%
John R. Ingram (2) (3)	33,509,053	(4)(5)(6)(7)(8)	22.2%
Martha R. Ingram (2) (3)	31,217,597	(5)(6)(9)	20.7%
Orrin H. Ingram (2) (3)	33,539,204	(5)(6)(7)(10)	22.2%
Dale R. Laurance	31,392	(11)	*
Gerhard Schulmeyer	41,101	(12)	*
Michael T. Smith	25,800	(13)	*
Joe B. Wyatt	143,101	(14)	*
Named Executive Officers:
Michael J. Grainger	973,059	(15)	*
Guy P. Abramo	396,178	(16)	*
Thomas A. Madden	114,737	(17)	*
Kevin M. Murai	335,570	(18)	*
Executive Officers and Directors, as a group (19 persons):	446,420,835	(6)(7)(19)	29.8%
5% Shareowners:
E. Bronson Ingram QTIP Marital Trust (2)(3)	29,099,259		19.3%
AXA Assurances I.A.R.D. Mutuelle	22,174,402	(20)	14.7%

*	Represents less than 1% of our outstanding Class A common stock.

(1)	Includes vested options to purchase 1,486,896 shares of Class A common stock, and unvested options to purchase 500,000 shares of Class A common stock, but which are exercisable within 60 days of February 1, 2003.

(2)	Orrin H. Ingram II, John R. Ingram, and Martha R. Ingram are trustees of the E. Bronson Ingram QTIP Marital Trust (the “QTIP Trust”), and accordingly each can be deemed to be the beneficial owner of shares held by the QTIP Trust.

(3)	The address for each of the indicated parties is c/o Ingram Industries Inc., One Belle Meade Place, 4400 Harding Road, Nashville, Tennessee 37205.

(4)	Includes vested options to purchase 50,878 shares of Class A common stock and 8,329 shares held by Vanguard as of December 28, 2002 under the Ingram Industries Thrift Plan, based on information received from Vanguard, administrator of such 401(k) plan.

(5)	Excludes 231,000 shares of common stock owned by Ingram Industries. As principal shareowners of Ingram Industries, the indicated shareowners may be deemed to be beneficial owners of the shares held by Ingram Industries

(6)	Includes 30,894,490, 31,794,490, 29,940,530 and 31,861,139 shares, for Orrin H. Ingram II, John R. Ingram, Martha R. Ingram, and all executive officers and Directors as a group, respectively, which shares are held by various trusts or foundations of which these individuals are trustees. Such individuals could each be deemed to be the beneficial owner of the shares held by trusts of which he or she is a trustee.

(7)	Excludes for John R. Ingram 185,312 shares held by one or more trusts of which he and/or his children are beneficiaries, and for Orrin H. Ingram II 188,815 shares held by one or more trusts of which he and/or his children are beneficiaries. Each such individual disclaims beneficial ownership as to such shares.

(8)	Includes 900,000 shares held in two grantor-retained annuity trusts.

(9)	Includes vested options to purchase 38,469 shares of Class A common stock and 2,764 shares held by Vanguard as of December 28, 2002 under the Ingram Industries Thrift Plan, based on information received from Vanguard, administrator of such 401(k) plan.

(10)	Includes vested options to purchase 36,469 shares of Class A common stock and 17,200 shares held by Vanguard as of December 28, 2002 under the Ingram Industries Thrift Plan, based on information received from Vanguard, administrator of such 401(k) plan.

(11)	Includes vested options to purchase 31,392 shares of Class A common stock.

(12)	Includes vested options to purchase 37,469 shares of Class A common stock.

(13)	Includes vested options to purchase 23,006 shares of Class A common stock.

(14)	Includes vested options to purchase 89,469 shares of Class A common stock.

(15)	Includes vested options to purchase 847,054 shares of Class A common stock, unvested options to purchase 12,000 shares of Class A common stock, but which are exercisable within 60 days of February 1, 2003, and 4,103 shares held by Putnam as of December 28, 2002 under the Ingram Micro 401(k) Plan, based on information received from Putnam, administrator of such 401(k) plan.

(16)	Includes vested options to purchase 386,878 shares of Class A common stock, and unvested options to purchase 9,000 shares of Class A common stock, but which are exercisable within 60 days of February 1, 2003.

(17)	Includes vested options to purchase 59,203 shares of Class A common stock, and 534 shares held by Putnam as of December 28, 2002 under the Ingram Micro 401(k) Plan, based on information received from Putnam, administrator of such 401(k) plan.

(18)	Includes vested options to purchase 335,570 shares of Class A common stock.

(19)	Includes options to purchase 6,036,312 shares of Class A common stock, of which 551,020 options are exercisable within 60 days of the date of the table, 7,850 shares held by Putnam as of December 28, 2002 under the Ingram Micro 401(k) Plan, based on information received from Putnam, administrator of such 401(k) plan, and 28,293 shares held by Vanguard as of December 28, 2002 under the Ingram Industries Thrift Plan, based on information received from Vanguard, administrator of such 401(k) plan.

(20)	Based on information provided in a Schedule 13G (Amendment No. 4) filed on February 12, 2003 by AXA Assurances I.A.R.D. Mutuelle (“I.A.R.D.”) and certain related entities (collectively, the “AXA entities”). Each of I.A.R.D., AXA Assurances Vie Mutuelle (“Vie”), AXA Conseil Vie Assurance Mutuelle (“Conseil”), AXA Courtage Assurance Mutuelle (“Courtage”), AXA (“AXA”), and AXA Financial, Inc. (“AXA Financial”) (through its subsidiary Alliance Capital Management L.P. (“Alliance”)) shares voting power with respect to 2,616,536 shares. Each of the AXA Entities has sole voting power with respect to 11,536,184 shares and sole dispositive power with respect to 22,173,402 shares. The addresses for the AXA Entities are as follows: I.A.R.D., Vie and Conseil: 370 rue Saint Honore 75001 Paris France; Courtage: 26, rue Louis le Grand, 75002 Paris France; AXA: 25, avenue Matignon 75008 Paris France; and AXA Financial: 1290 Avenue of the Americas, New York, NY 10104.

Section 16(a) Beneficial Ownership Reporting Compliance

     Based upon a review of filings with the Securities and Exchange Commission and written representations that no other reports were required, we believe that all of our directors and executive officers complied during fiscal 2002 with the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Agreements entered into in connection with our November 1996 split-off from our former parent, Ingram Industries

     We were split-off from our former parent, Ingram Industries, in November 1996. At that time, we entered into agreements with the Ingram Family Stockholders covering board representation and registration rights for common stock held by the Ingram Family Stockholders. The board representation agreement is described above under “—What are the requirements for Board membership?” and “—What are the other rights of the Ingram Family Stockholders under the board representation agreement?”

     We also agreed to certain exchanges covering outstanding Ingram Industries options and stock appreciation rights (“SARs”) held by current or former employees or directors of Ingram Industries, its former subsidiary Ingram Entertainment or their subsidiaries. We converted these options and SARs and exchanged certain Ingram Industries incentive stock units (“ISUs”) for options to purchase shares of our Class A common stock (“Rollover Stock Options”). We determined the exchange values for these options, SARs, and ISUs primarily on the value of the underlying common stock, and these underlying values were determined by the Board of Directors of Ingram Industries in accordance with the respective plans under which they were issued. A total of approximately 10,989,000 Rollover Stock Options were issued in connection with the split-off. We agreed to register at various times shares of Class A common stock issuable upon the exercise of Rollover Stock Options. We have completed several registrations with respect to shares of Class A common stock issuable upon exercise of Rollover Stock Options, and the registration statements that we have agreed to keep current are described below.

     Registration rights agreement. We entered into a registration rights agreement with the Ingram Family Stockholders, their permitted transferees, other members of the Ingram family and the other shareowners of Ingram Industries who received shares of Class B common stock in the split-off which grants demand registration rights following the closing of our initial public offering in November 1996. These demand registration rights may be exercised by the QTIP Trust for all or any portion (subject to certain minimum thresholds) of the shares of our common stock owned by the QTIP Trust, one or more of the other Ingram Family Stockholders and other family members and certain of their permitted transferees on up to three occasions during the 84-month period following the closing of the initial public offering; provided that we are not obligated to effect: (1) any registration requested by the QTIP Trust unless the QTIP Trust has furnished us with an opinion of counsel to the effect that such registration and any subsequent sale will not affect the tax-free nature of the split-off, or (2) more than one demand registration during any 12-month period. The registration rights agreement also grants one demand registration right (subject to certain minimum thresholds) to other members of the Ingram family (which may only be exercised during the 84-month period ending November 1, 2003).

     We agreed that we will not grant any registration rights to any other person that are more favorable than those granted under the registration rights agreement or provide for the exercise of demand registration rights sooner than three months following a public offering in which such person was entitled to include its shares, unless the number of shares requested to be included in such public offering exceeded 125% of the number of shares actually included.

     The registration rights agreement provides that the parties to the agreement are entitled to unlimited “piggyback” registration rights in connection with any proposed registration of equity securities by us (with certain specified exceptions) during the 84-month period following the completion of the initial public offering in November 1996. Employees who purchased shares of Class B common stock in our July 1996 employee offering are bound by the provisions of the registration rights agreement as if the employees were parties to the agreement, and are also entitled to the “piggyback” registration rights.

     The registration rights agreement contains other provisions regarding reduction of the size of an offering that has been determined by the underwriters to have exceeded its maximum potential size and contains certain customary provisions, including those relating to holdback arrangements, registration procedures, indemnification, contribution and payment of fees and expenses.

     Registration statements being kept current. We filed a registration statement on Form S-3 covering 10,949,298 shares of Class A common stock that was declared effective on November 20, 1997. It relates to our offer and sale of up to 2,485,944 shares of Class A common stock upon the exercise of options under the Ingram Micro Rollover Option Plan and up to 250,000 shares under the Ingram Micro Amended and Restated 1996 Equity Incentive Plan. It also relates to the offer and sale by our 401(k) plan, the Ingram Thrift Plan, and the Ingram Entertainment Thrift Plan of a total of 8,213,354 shares of our Class A common stock (resulting from the conversion of shares of Class B common stock held by these plans). We have agreed to keep the registration statement current.

     In connection with our December 1999 sale of shares of common stock of SOFTBANK Corp. (“Softbank”), a Japanese corporation, we issued to Softbank warrants to purchase 1,500,000 shares of our common stock. This warrant has an exercise price of $13.25 per share, was immediately exercisable and has a term of five years. We also entered into a registration agreement with Softbank requiring us to register the resale from time to time of the shares of common stock issuable upon exercise of the warrant. We filed a registration statement on Form S-3 with respect to these shares that they may acquire upon the exercise of such warrant, which was declared effective on May 18, 2000. Softbank is under no obligation to exercise such warrant in exchange for our shares or to sell such shares, and we do not know when or if Softbank will exercise this warrant and/or sell such shares. We have agreed to keep the registration statement effective generally until December 3, 2005.

Loans to executive officers

     All loans to our executive officers discussed below were approved by the Human Resources Committee of the Board and were granted prior to July 30, 2002, the effective date of the Sarbanes-Oxley Act of 2002. No material modifications or renewals to these loans have been made since that date except for the loan to Matthew A. Sauer, which was made prior to his election as an executive officer of our company on February 17, 2003. No modifications have been made to Mr. Sauer’s loan since his election as an executive officer.

     We extended a $120,000 loan in 2002 to an executive officer, Guy P. Abramo, to assist him with the purchase of his home at an interest rate of 2.84% per annum. We agreed to forgive 33 1/3% of the outstanding principal and interest on April 1st of each year, commencing April 1, 2003, if Mr. Abramo continues to be an employee in good standing with us on each such date. Additionally we agreed to provide tax gross-up payments to cover the taxes that Mr. Abramo may be liable to pay in connection with such forgiveness arrangement. We forgave $42,269 ($40,000 in principal and $2,269 in accrued interest) on April 1, 2003. As of April 1, 2003, Mr. Abramo’s outstanding principal loan balance was $80,000.

     In connection with our request that Asger Falstrup, an executive officer, relocate from Canada to the United States as President of Ingram Micro Latin America in 2001, we extended a loan of $175,000 to Mr. Falstrup to assist him and his family’s transfer to and purchase of a home in Miami, Florida, at an interest rate of 3.52% per annum. We agreed to forgive all accrued interest so long as Mr. Falstrup is not in default under the terms of the loan and he remains employed by us on the loan termination date. We forgave $2,548.38 in accrued interest when Mr. Falstrup repaid the loan in full on April 5, 2002.

     In connection with our request that Kevin Murai, an executive officer, relocate from Canada to the United States as President of Ingram Micro U.S. in 2000, we extended three loans to Mr. Murai. First, to assist Mr. Murai and his family’s transfer to and purchase of a home in Southern California, we extended a $300,000 loan to Mr. Murai, at an interest rate of 6.43% per annum. We agreed to forgive 20% of the outstanding principal and interest on May 30th of each year, commencing May 30, 2001, if Mr. Murai continues to be an employee in good standing with us on each such date. Additionally, we agreed to provide payments to cover the taxes that Mr. Murai may be liable to pay in connection with such forgiveness arrangement. We forgave $79,554 ($60,000 in principal and $19,554 in accrued interest) on May 30, 2001 and $75,643.40 ($60,000 in principal and $15,643.40 in accrued interest) on May 30, 2002. As of April 1, 2003, Mr. Murai’s outstanding principal loan amount was $180,000 with accrued interest of $9,639.72.

     Second, Mr. Murai’s relocation to the United States in January 2000 triggered additional tax obligations by Mr. Murai to the Canadian and U.S. tax authorities, and we extended two loans to assist him with meeting such increased tax liabilities. Mr. Murai received a grant of restricted stock in October 1999 as President of Ingram Micro Canada.

He was required to pay Canadian taxes on the unvested portion of the restricted stock when he relocated to the United States. Mr. Murai was also required to pay U.S. taxes when 50% of the restricted stock vested in October 2000. In connection with payment of such additional tax obligations, we extended a $30,187.89 loan at an interest rate of 5.94% per annum to Mr. Murai. We agreed to waive all of the interest if Mr. Murai repays the principal in full on its due date of December 31, 2003. We also agreed to provide payments to cover the taxes that Mr. Murai may be liable to pay in connection with such waiver of interest arrangement. We forgave $2,839.58 in accrued interest when Mr. Murai repaid this loan in full on July 15, 2002.

     In addition, as a result of his relocation from Canada to the U.S., Mr. Murai was “double-taxed” by the Canadian and U.S. tax authorities on his personal income. We extended an interest-free $182,000 tax advance to Mr. Murai to cover the difference between Mr. Murai’s Canadian and U.S. tax obligations relating to his relocation from Canada to the United States. Mr. Murai agreed to repay this advance on the earlier of receipt of certain Canadian tax credits or December 31, 2001. On February 11, 2002, we agreed to extend the terms of Mr. Murai’s repayment from December 31, 2001 to June 30, 2002 or upon receipt of his Canadian tax refund, whichever is earlier. We have agreed to provide payments to cover the taxes that Mr. Murai may be liable to pay in connection with the waiver of interest arrangement. Mr. Murai repaid this loan in full on July 15, 2002.

     In recognition of his performance in leading certain projects for our company, we provided a loan in 2002 in the amount of $150,000 to James E. Anderson, Jr., an executive officer of our company, at an interest rate of 2.74% per annum. We agreed to forgive one-third of the outstanding principal and all accrued interest on Mr. Anderson’s loan on each of the first three anniversaries of the date of his loan, provided that he continues to be employed by us on each such date. We have also agreed to provide payments to cover the taxes that Mr. Anderson may be liable to pay in connection with such forgiveness of principal and interest. We forgave $53,423.12 ($50,000 in principal and $3,423.12 in accrued interest) on February 12, 2003. As of April 1, 2003, Mr. Anderson’s outstanding principal loan balance was $100,000 with accrued interest of $233.

     Prior to Matthew A. Sauer becoming an executive officer of our company on February 17, 2003, we had provided a loan in the amount of $100,000 to Mr. Sauer towards the purchase of his home when he joined our company in 1996. Under the original terms of this loan, Mr. Sauer was obligated to repay 20% each year beginning in 1998, at which time Mr. Sauer repaid $40,000 on his loan. On April 20, 2001, we amended Mr. Sauer’s loan to allow him to repay $20,000 on each of March 15, 2002, March 17, 2003 and March 15, 2004. On August 5, 2002, we entered into a second amendment with Mr. Sauer, providing that we would forgive both principal and interest (5.50% per annum) that would be due on each scheduled payment date if Mr. Sauer was an employee in good standing on each such date. Additionally, we agreed to provide payments to cover the taxes that Mr. Sauer may be liable to pay in connection with such forgiveness arrangement. We forgave $23,300 ($20,000 in principal and $3,300 in accrued interest) on March 15, 2002 and $22,200 ($20,000 in principal and $2,200 in accrued interest) on March 17, 2003. As of April 1, 2003, Mr. Sauer’s outstanding principal loan balance was $20,000.

REPORT OF THE AUDIT COMMITTEE

     The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Ingram Micro filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent we specifically incorporate this Report by reference therein.

     The charter of the Audit Committee of the Board of Directors, as revised in May 2002, specifies that the purpose of the Committee is to discharge its responsibilities as set forth in Ingram Micro’s Amended and Restated Bylaws and to:

•	Monitor the integrity of the company’s financial reporting process and systems of internal controls regarding finance, accounting and legal and ethical compliance.

•	Monitor the independence and performance of the company’s independent external auditors and internal audit department.

•	Provide an avenue of open communication among the company’s independent external auditors, management, internal audit department and Board of Directors.

     The full text of the Committee’s amended charter is attached to this proxy statement as Exhibit B. We expect to consider further amendments to our Charter from time to time as rules and standards are revised and/or finalized by various regulatory agencies, including the Securities and Exchange Commission and the New York Stock Exchange, and to address any changes in the company’s operations, organization or environment.

     We meet with management periodically to consider the adequacy of the company’s disclosure and internal controls and compliance with applicable laws and company policies, as well as the quality of its financial reporting, including the initial selection and application of critical accounting policies. As part of this process, the Committee monitors the scope and adequacy of the company’s internal auditing program, reviewing staffing levels and steps taken to implement recommended improvements in internal control structure. We discuss these matters with our company’s independent auditors and with appropriate company financial personnel and internal auditors. Our meetings include, whenever appropriate, executive sessions with the company’s independent auditors and with the company’s internal auditors, in each case without the presence of the company’s management. We also recommend to the Board of Directors the appointment of the company’s independent auditors and review at least annually their performance and independence from management.

     We reviewed the company’s audited financial statements for fiscal 2002 and met with both management and PricewaterhouseCoopers LLP (“PwC”), the independent auditors, to discuss those financial statements. Management reviewed significant accounting and disclosure issues with the Committee and has represented to us that the financial statements were prepared in accordance with accounting principles generally accepted in the United States of America.

     We discussed with PwC matters relating to its independence, including a review of audit and non-audit fees and the disclosures made to the Committee pursuant to Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. We also discussed with PwC any matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees and as amended by Statement on Auditing Standards No. 90, Audit Committee Communications, including the quality of the company’s accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

     In May 2001, we adopted a set of guidelines for management to follow when considering retaining the company’s independent auditors to perform non-audit services. Our guidelines closely followed the SEC’s standards on non-audit services that may be performed by a company’s independent auditors and include certain additional restrictions. We require management to comply with a set of processes and procedures when considering the company’s independent auditors for non-audit services as well as to report periodically to the Committee information on non-audit services being performed by the independent auditors. These procedures were in effect during 2002.

     Since January 2003, management is required to review and obtain the prior approval of the Committee for all non-audit services proposed to be provided by the independent auditors. We review whether the provision of such services by the independent auditors would be compatible with the maintenance of PwC’s independence in the performance of its auditing functions for the company.

     The fees and related billings to the company for services provided by PwC for fiscal years 2001 and 2002 were as follows:

•	Audit Fees. The aggregate fees for professional services rendered by PwC for (1) the audit of the company’s annual financial statements and (2) services that are normally provided by PwC in connection with statutory and regulatory filings or engagements were $2,093,369 for fiscal year 2001, of which $944,000 was billed by PwC in fiscal year 2001 and $872,048 was billed by PwC in fiscal year 2002, and $2,024,250 for fiscal year 2002, of which $1,277,540 was billed by PwC in fiscal year 2002. The company anticipates that PwC will bill the company the balance of the outstanding 2001 and 2002 fees during fiscal year 2003.

•	Audit-Related Fees. PwC neither billed the company any fees nor provided any services related to assurance and related services that are reasonably related to the performance of the audit or review of the company’s financial statements and are not reported under “Audit Fees” above for fiscal years 2001 and 2002.

•	Tax Fees. PwC billed the company a total of $938,654 in fiscal year 2001 and $430,339 in fiscal year 2002 for professional services rendered which were principally related to tax compliance and consulting matters.

•	All Other Fees. PwC neither billed the company any fees nor provided any services not already reported under “Audit Fees”, “Audit-Related Fees”, and “Tax Fees” above for fiscal years 2001 and 2002.

     We have considered whether the provision of the services included in the category “Tax Fees” is compatible with maintaining PwC’s independence.

     The directors who serve on the Committee are all “independent” for purposes of the New York Stock Exchange listing standards.

     Although our activities described in the forepart of this report are extensive, we are not employees of the company and, as such, it is not the duty or the responsibility of the Committee or its members to conduct auditing or accounting reviews or procedures. In performing our oversight responsibility, members of the Committee rely on information, opinions, reports and statements, including financial statements and other financial data prepared or presented by officers and employees of the company, legal counsel, independent accountants and other persons with professional or expert competence. Accordingly, the Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles, policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Committee’s considerations and discussions do not assure that the audit of the company’s financial statements by its independent auditors has been carried out in accordance with generally accepted auditing standards or that the company’s independent auditors are in fact “independent.”

     Based on the reviews and discussions referred to above, and subject to the limitations on the role and responsibilities of the Committee, we recommended to the Board of Directors that the company’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 28, 2002, for filing with the Securities and Exchange Commission.

Members of the Audit Committee of the Board of Directors of Ingram Micro Inc.

Joe B. Wyatt (Chairman) Dale R. Laurance Gerhard Schulmeyer

EXECUTIVE COMPENSATION

Report of the Human Resources Committee

     The following Report of the Human Resources Committee and the performance graphs included elsewhere in this proxy statement do not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Ingram Micro filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent Ingram Micro specifically incorporates this Report or the stock performance graph by reference therein.

     The Human Resources Committee of the Board of Directors has furnished the following report on executive compensation for fiscal 2002.

What is our philosophy of executive officer compensation?

     Our compensation program for executives consists of the following key elements:

•	base salary,

•	performance-based annual cash bonus,

•	periodic grants of equity-based awards, and

•	cash-based long-term incentive awards.

     We believe that this multi-component approach best serves the interest of our company and our shareowners. It enables us to meet the requirements of the highly competitive environment in which we operate while ensuring that executive officers are compensated in a way that advances both short- and long-term interests of shareowners.

     We ensure that a high proportion of our executive officers’ current compensation is “at risk” through a performance-based annual bonus tied to achievement of financial objectives by our company. Periodic equity-based awards further allow us to place a significant portion of our executives’ long-term compensation “at risk” by relating it to stock price appreciation realized by all of our shareowners. In addition, during 2002, we implemented a cash-based long-term incentive award program keyed to satisfaction of pre-established performance goals over a three-year period as an additional element of our compensation program.

     Subject to the needs of our company, we generally attempt to design all incentive and equity-based programs to be deductible under the Internal Revenue Code of 1986, as amended.

We retained Hewitt Associates, Inc. to conduct a competitive compensation study.

     We engaged Hewitt Associates, Inc., an internationally recognized executive consulting firm, to conduct a compensation measurement study to report on the competitiveness of our compensation programs (base pay, annual incentives and long-term incentives) for our global executive management team for fiscal 2002. In doing so, the value of each of our pay elements was compared to information available from Hewitt’s databases for a selected group of companies from the high tech/electronics, wholesale/distribution, retailer/catalog/freight industries and additional companies from other industries that we believe are our competitors in recruiting the best executives and who provide outstanding performance in shareowner return. Based on the results of the Hewitt study, we implemented revised base pay ranges and long-term incentive award guidelines as appropriate for our global executive management team members in December 2001 for fiscal 2002.

     Cash Compensation. We determined the total cash compensation (base salary and annual bonus target) for our executive officers, as well as adjustments to such salaries, after considering recommendations from our company’s Chief Executive Officer and taking into account such factors as competitive industry salaries, the contribution and experience of the officer, and the length of the officer’s service. The Chief Executive Officer’s recommendations took into consideration our general philosophy of targeting total cash compensation (base salary plus annual bonus target) for our executives at the median level of cash compensation of the selected companies in the Hewitt compensation survey when target levels of corporate and business unit performance are achieved.

     Annual bonus. Ingram Micro’s 2002 Executive Incentive Award Plan provided for performance-based bonuses for executives as well as other management level associates. Specifically, the 2002 annual bonus program was based 100% on our company’s performance relative to identified financial performance targets, assuming minimum financial targets are met, in order to provide maximum focus on company profitability and shareowner return.

     Equity-based awards. During fiscal year 2002, our equity-based award guidelines provided the grant of stock options to executive officers upon initial employment or promotion and semi-annual grants in each successive February and July. Such options generally have a three-year vesting schedule and a ten-year term.

     In carrying out our guidelines, the Chief Executive Officer recommends to us for review and approval the number of options to be granted based on an executive officer’s salary grade level. The Chief Executive Officer may also make recommendations that deviate from our guidelines where he deems it appropriate.

     In 2002, stock option grants were made to our management team on February 1 and on July 1 in accordance with award guidelines we had previously approved.

     Cash-based Long-Term Incentive Awards. In fiscal year 2002 we implemented the Ingram Micro Inc. 2002 Long-Term Executive Cash Incentive Award Program (the “LTIP Program”) pursuant to the Ingram Micro Inc. Executive Incentive Plan, which received shareowner approval at the May 2002 annual meeting. Payments under the LTIP Program will be based on our company’s performance on pre-established objective performance measures over a three-year period. Minimum performance standards were established below which no payments will be made. Regular reviews will be provided to determine progress toward these goals. The Committee approved the eligibility criteria for executive officers and other key management personnel who were designated to participate in 2002 (approximately 28 individuals).

How is our Chief Executive Officer compensated?

     Kent B. Foster became our company’s Chief Executive Officer on March 6, 2000 and was elected as Chairman of the Board on May 17, 2000.

     Salary and annual bonus. Our company entered into an employment agreement with Mr. Foster covering his services as Chief Executive Officer in March 2000. The agreement provides for an annualized base salary of $1,000,000 and the opportunity for an annual performance-based compensation award. We may also approve discretionary increases to Mr. Foster’s salary. Under the terms of his agreement, Mr. Foster is eligible for a target annual bonus opportunity of 100% of his annual base salary, with a maximum bonus opportunity of 200% of his annual base salary. Mr. Foster earned a bonus of 151.2% of his annual base salary for the 2002 fiscal year.

     2002 Compensation. We reviewed the annual base salary of our company’s executive officers, including the base salary of the Chief Executive Officer, in December 2001. Based on the information presented in the Hewitt total compensation measurement study, we approved a 3.5% increase in Mr. Foster’s annual base salary to $1,138,500 effective December 29, 2001.

     Options. Mr. Foster received options to purchase 267,540 shares of Class A common stock, at an exercise price of $17.90 in accordance with our semi-annual stock option grant guidelines for the management team on February 1, 2002. These options vest in three equal installments commencing February 1, 2003. Mr. Foster was also granted options to purchase 234,480 shares of Class A common stock in accordance with our semi-annual stock option grant guidelines for the management team on July 1, 2002. These options were granted at an exercise price of $13.03 and vest in three equal installments beginning July 1, 2003.

     Long Term Incentive Award. We issued an award in 2002 to Mr. Foster under the LTIP Program, which, as described above, will allow Mr. Foster the opportunity to earn a cash payment based upon the company’s performance against pre-established objective performance measures over a three-year period. Mr. Foster’s payout target is $827,200; however, minimum performance standards were established below which no payments will be made. Mr. Foster’s final cash payout at the end of such three-year period may be greater than his payout target amount if the company performs exceptionally well against the performance measures.

Members of the Human Resources Committee of the Board of Directors of Ingram Micro Inc.

Orrin H. Ingram II (Chairman) Gerhard Schulmeyer Michael T. Smith

Compensation Committee Interlocks and Insider Participation

     None of the members of the Board’s Human Resources Committee is or has been an officer or employee of our company.

Executive Compensation Summary Table

     The following table sets forth information concerning total compensation earned or paid to our Chief Executive Officer and our four other most highly compensated executive officers who served in such capacities as of December 28, 2002 (the “named executive officers”) for services rendered to us during each of the last three fiscal years.

					Long-Term Compensation
	Annual Compensation				Awards

				Other
				Annual	Restricted	Securities
Name and				Compensation	Stock Awards	Underlying	All Other
Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	($)(3)	($)(4)	Options/SARs(#)	Compensation ($)(5)

Kent B. Foster, Chairman	2002	$1,137,760	$1,720,293	$—	$—	502,020	$28,444
of the Board and Chief	2001	1,098,077	30,746	—	—	527,940	27,452
Executive Officer(6)	2000	807,692	807,692	—	—	1,707,189	20,192
Michael J. Grainger,	2002	620,597	797,591	—	—	282,540	1,750,648
President and Chief	2001	595,616	176,689	—	—	312,425	36,092
Operating Officer (7)	2000	428,654	248,534	—	—	186,443	20,477
Guy P. Abramo, Executive	2002	382,751	376,167	—	—	145,620	947,629
Vice President and	2001	369,424	83,804	34,567	—	156,570	61,685
Chief Strategy and	2000	316,732	153,510	38,895	—	142,363	63,276
Information Officer (8)
Thomas A. Madden,	2002	465,447	457,441	—	—	145,620	43,954
Executive Vice President	2001	190,384	123,750	—	776,050	100,000	102,886
and Chief Financial Officer(9)	2000	—	—	—	—	—
Kevin M. Murai, Executive	2002	419,711	516,434	53,551	—	145,620	1,197,721
Vice President and	2001	403,751	94,478	56,320	—	156,570	100,338
President, Ingram Micro	2000	330,831	319,980	25,032	—	183,496	54,745
North America (10)

(1)	The salary information is as of the last payroll period ending immediately prior to the end of each of our fiscal years. Includes amounts deferred under qualified and nonqualified defined contribution compensation plans and pretax insurance premium amounts.

(2)	Bonuses generally were paid in March or April of the following year.

(3)	Represents tax gross-up amount for Messrs. Abramo and Murai’s forgiven home loans.

(4)	One hundred percent vest on July 23, 2004.

(5)	“All other compensation” for fiscal year 2002 was as follows:

•	Mr. Foster (employer thrift and supplemental plan contributions, $28,444).

•	Mr. Grainger (flex credit allowance for use in group benefits plans, $598; group term life insurance, $596; accidental death & dismemberment insurance, $144; executive long-term disability insurance, $1,030; employer thrift and supplemental plan contributions, $31,030; payment based on executive retention agreement, $1,665,000 of which $1,623,230 has been deferred under a deferral plan agreement; a one-time payout of paid time off, $50,250; and tax preparation services, $2,000).

•	Mr. Abramo (flex credit allowance for use in group benefits plans, $598; group term life insurance, $368; accidental death and dismemberment insurance, $110; executive long-term disability insurance, $768; employer thrift and supplemental plan contributions, $3,828; payment based on executive retention agreement, $915,750; a one-time payout of paid time off $25,042; and tax preparation services, $1,165).

•	Mr. Madden (flex credit allowance for use in group benefits plans, $598; group term life insurance, $447; accidental death & dismemberment insurance, $134; executive long-term disability insurance, $934; employer thrift and supplemental plan contributions, $11,636; total relocation expenses of $27,705 of which $21,246 is non-taxable and $3,207 is taxable and $3,252 was a reimbursement for taxes; and tax preparation services, $2,500).

•	Mr. Murai (flex credit allowance for use in group benefits plans, $598; group term life insurance, $403; accidental death & dismemberment insurance, $121; executive long-term disability insurance, $840; employer thrift and supplemental plan contributions, $20,985; payment based on executive retention agreement, $1,002,375; tax settlement, waiver of interest on repaid loan and gross-up as a result of relocation from Canada to the United States, $96,756; and forgiven company loan for home, $75,643).
(6)	Mr. Foster joined our company as Chief Executive Officer and President on March 6, 2000. Effective May 17, 2000, Mr. Foster was appointed as Chairman and Chief Executive Officer.

(7)	Mr. Grainger served as our Executive Vice President and Chief Financial Officer until his promotion to his current position of President and Chief Operating Officer effective January 3, 2001.

(8)	Mr. Abramo served as our Senior Vice President, Marketing until his promotion to Senior Vice President and Chief Information Officer on January 1, 2000. Mr. Abramo has served in his current position of Executive Vice President and Chief Strategy and Information Officer since September 16, 2000.

(9)	Mr. Madden joined our company on July 23, 2001 as Executive Vice President and Chief Financial Officer.

(10)	Mr. Murai served as our Senior Vice President and President, Ingram Micro Canada during fiscal years 1999 and 2000, until his promotion to Executive Vice President and President, Ingram Micro U.S. effective January 24, 2000. All information provided for Mr. Murai that was earned in Canadian dollars has been converted at an exchange rate of C$1= US$.6671, the rate in effect on December 30, 2000, the last trading day of the fiscal year. Mr. Murai became Executive Vice President and President, Ingram Micro North America, effective January 2, 2002.

Stock Option/SAR Grants in Last Fiscal Year

     The following table provides information relating to stock options granted to the named executive officers for the year ended December 28, 2002.

	Individual Grants

			% of Total
	Number of		Options/SARs
	Securities		Granted to
	Underlying		Employees of the			Grant
	Options/SARs		Company in Fiscal	Exercise or Base	Expiration	Date Present
Name	Granted		Year	Price ($/sh)	Date	Value($)(3)

Kent B. Foster	267,540	(1)	3.71%	$17.90	01/31/12	$2,158,325
	234,480	(2)	3.25%	13.03	06/30/12	1,297,167

	502,020					3,455,492
Michael J. Grainger	150,570	(1)	2.09%	17.90	01/31/12	1,214,693
	131,970	(2)	1.83%	13.03	06/30/12	730,071

	282,540					1,944,764
Guy P. Abramo	77,610	(1)	1.08%	17.90	01/31/12	626,103
	68,010	(2)	.94%	13.03	06/30/12	376,238

	145,620					1,002,341
Thomas A. Madden	77,610	(1)	1.08%	17.90	01/31/12	626,103
	68,010	(2)	.94%	13.03	06/30/12	376,238

	145,620					1,002,341
Kevin M. Murai	77,610	(1)	1.08%	17.90	01/31/12	626,103
	68,010	(2)	.94%	13.03	06/30/12	376,238

	145,620					1,002,341

(1)	Such options become exercisable in three equal annual installments, beginning February 1, 2003.

(2)	Such options become exercisable in three equal annual installments, beginning July 1, 2003.

(3)	The grant date present values shown in the table were determined pursuant to the Black-Scholes option valuation model, using the following assumptions: for grants on February 1, 2002 — stock price volatility of 63.84%, expected option life of 3.0 years, dividend yield of 0%, and risk free interest rate of 3.62%; for the grants on July 1, 2002 – stock price volatility of 59.64%, expected option life of 3.0 years, dividend yield of 0% and risk free interest rate of 3.35%.

Aggregate Stock Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values

     The following table provides information relating to any stock options exercised by the named executive officers during the year ended December 28, 2002, as well as the number and value of securities underlying unexercised stock options held by the named executive officers as of December 28, 2002.

			Number of Securities	Value of
			Underlying	Unexercised
			Unexercised	In-the-Money
			Options/SARs at Year	Options/SARs at
	Shares Acquired on		End	Year End
	Exercise During		Exercisable/	($)Exercisable/
Name	2002	Value Realized ($)	Unexercisable	Unexercisable

Kent B. Foster	—	—	1,314,106/1,423,043	$637,500/318,750
Michael J. Grainger	—	—	710,698/580,172	174,976/21,354
Guy P. Abramo	—	—	304,348/342,035	29,041/14,521
Thomas A. Madden	—	—	33,333/212,287	0/0
Kevin M. Murai	—	—	241,700/317,566	41,000/20,500

Long-Term Incentive Program Awards in the Last Fiscal Year

     The following table provides information with respect to the target award amount for each named executive officer in fiscal year 2002 under the Ingram Micro Inc. 2002 Long-Term Executive Cash Incentive Award Program (the “LTIP Program”) pursuant to the Ingram Micro Inc. Executive Incentive Plan. Payments under the LTIP Program will be based on our company’s performance on pre-established objective performance measures over a three-year period. Minimum performance standards have been established below which no payments will be made.

		Performance Or	Estimated Future Payouts Under Non-Stock
	Number of Shares,	Other Period Until	Price-Based Plans
	Units or Other	Maturation or
Name	Rights (#)	Payout	Threshold ($)	Target ($)	Maximum ($)

Kent B. Foster	N/A	36 months	$413,600	$827,200	*
Michael J. Grainger	N/A	36 months	232,800	465,600	*
Guy P. Abramo	N/A	36 months	119,975	239,950	*
Thomas A. Madden	N/A	36 months	119,975	239,950	*
Kevin M. Murai	N/A	36 months	119,975	239,950	*

*	Achievement beyond the levels indicated in the table above will be paid out at levels based on an extrapolation of achievement levels.

Employment Agreements

     Agreement with Chief Executive Officer. In March 2000, we entered into an employment agreement with Mr. Foster covering his service as our Chief Executive Officer. The initial term of this agreement runs through the end of 2002, but is automatically extended for successive additional periods of one year unless either Ingram Micro or Mr. Foster opts out at least 60 days prior to the scheduled extension time. The agreement will automatically be extended for a period of 24 months upon any change in control, as defined in the agreement.

     The agreement provides for an annual base salary of $1,000,000 (increased to $1,100,000 in 2001 and $1,138,500 in 2002) and the opportunity for an annual incentive compensation award. Under the agreement, Mr. Foster is eligible for a target annual bonus opportunity of 100% of his annual base salary, and a maximum bonus opportunity of 200% of his annual base salary. The agreement also provides for Mr. Foster’s participation in our health and benefit programs.

     In the event we elect to terminate Mr. Foster’s employment for any reason other than cause or if Mr. Foster elects to terminate his employment for “good reason,” each as defined in his agreement, within 24 months after a change in control event, as defined in the agreement, we have agreed to pay Mr. Foster (1) an amount equal to three times the sum of his annual base salary and target annual bonus, and (2) his prorated target annual bonus for the year in which termination occurs. These amounts will be paid in equal installments over a 36-month period.

     In the event we elect to terminate Mr. Foster’s employment for any reason other than cause at any other time during the term of his agreement, we have agreed to pay Mr. Foster (1) an amount equal to two times his annual base salary, and (2) his prorated target annual bonus for the year in which termination occurs. These amounts will be paid in equal installments over a 24-month period.

     In the event Mr. Foster elects to terminate his employment for “good reason” at any other time during the term of his agreement, we have agreed to pay Mr. Foster (1) an amount equal to two times the sum of his annual base salary and target annual bonus, and (2) his prorated target annual bonus for the year in which his employment terminates. These amounts will be paid in equal installments over a 24-month period.

     Mr. Foster’s unvested stock options will continue to vest in accordance with their normal vesting schedule during any time that the payments described above are made under the agreement. However, Mr. Foster’s unvested stock options will vest immediately upon a change in control event, as defined in the agreement. We have also agreed to allow Mr. Foster a minimum of three years after his termination date to exercise his vested stock options in the event his employment is terminated for any reason other than cause. As a result of the Human Resources Committee’s decision in August 2001 to permit associates who retire from our company to exercise their vested stock options for up to five years after retirement, the Board also agreed to provide Mr. Foster with the same right in the event of his retirement.

     Mr. Foster currently does not participate in our health and benefit programs; however, he does receive certain partial reimbursement for an annual company-paid physical. In the event that any of the payments provided for under Mr. Foster’s agreement are considered golden parachute payments subject to federal excise taxes, we will pay additional amounts to Mr. Foster so that he will receive the net amounts after payment of taxes.

     2000 agreements with named executive officers. We also entered into executive retention agreements in January 2000 with each of Messrs. Grainger, Abramo, and Murai. These agreements currently run through March 6, 2005 and are automatically extended for successive additional periods of one year on the date one year prior to their then-scheduled expiration date unless either the executive or we elect otherwise at least 60 days prior to the scheduled extension time. The agreements will automatically be extended for a period of 24 months upon any change in control of our company, as defined in the agreements.

     In the event we elect to terminate the employment of any of these executives for any reason other than cause or the executive elects to terminate his employment for “good reason,” each as defined in their respective agreements, within the 24 months after a change in control event, as defined in the agreement, the executive will receive (1) an amount equal to two times the sum of his annual base salary and target annual bonus, and (2) his prorated target annual bonus for the year in which termination occurs. These amounts will be paid in equal installments over a 24-month period.

     In the event we elect to terminate the employment of any of these executives for any reason other than cause at any other time during the term of their agreements, the executive will receive (1) the greater of (a) 12 months base salary or (b) six months base salary plus one additional month for each year or partial year of service with us, and (2) his prorated annual target bonus for the year in which termination occurs. These amounts will be paid out in equal installments over the total number of months of base salary to be received.

     In the event any of these executives elects to terminate his employment for “good reason,” as defined in each of the respective agreements, at any other time during the term of his agreement, the executive will receive (1) the greater of (a) 12 months base salary plus the target annual bonus or (b) six months base salary plus one additional month for each year or partial year of service with us plus, in either case, his target annual bonus prorated for that period, and (2) his prorated target annual bonus for the year in which termination occurs. These amounts will be paid out in equal installments over the total number of months of base salary to be received.

     The executive’s unvested stock options will continue to vest in accordance with their normal vesting schedule during any time that the payments described above are made under his agreement. However, the executive’s unvested stock options will vest immediately upon a change in control event, as defined in the agreements. All of the executive’s vested options may be exercised through the earlier of the following dates: (1) the expiration date of his options and (2) the first anniversary of the last day that any payment is made under the agreement.

     Each executive received a retention payment equal to 1.5 times his base salary plus target annual bonus for the prior year as a result of his continued employment with us on January 1, 2002. Each executive received an additional retention payment of 0.5 times his base salary plus his target annual bonus for the prior year as a result of his continued employment with us on January 1, 2003. There are no additional retention payments provided for in these agreements.

     The executive will continue to receive medical coverage and his annual physical during the period that any payments are required to be made under the agreement. In addition, in the event that any of the payments provided for under the agreement are considered golden parachute payments subject to federal excise taxes, we will pay additional amounts to the executive so that he will receive the net amounts after payment of taxes.

     2001 agreements with named executive officers. We also entered into executive retention award agreements effective April 10, 2001 with each of Messrs. Murai and Abramo. These agreements provide that if the executive remains employed by us through March 1, 2006, the executive will be entitled to a lump sum cash retention payment of $2.5 million. The executive is not entitled to receive any payment if his employment with us is (1) terminated by the executive’s resignation for any reason other than his disability prior to March 1, 2006, or (2) terminated by us for cause or for refusal to accept a transfer of his principal office location to our then corporate headquarters or any of our then regional headquarters, prior to March 1, 2006.

EQUITY COMPENSATION PLAN INFORMATION

     The following table provides information with respect to equity compensation plans under which equity securities of our company are authorized for issuance, aggregated as all compensation plans previously approved by our shareowners and all compensation plans not previously approved by our shareowners, as of December 28, 2002.

(c) Number of
securities
remaining available
	(a) Number of		for future issuance
	securities to be	(b)	under equity
	issued upon	Weighted-average	compensation plans
	exercise of	exercise price of	(excluding
	outstanding	outstanding	securities
	options, warrants	options, warrants	reflected in column
Plan Category	and rights	and rights	(a))

Equity compensation plans approved by shareowners	29,391,817	$16.42	11,007,591

Equity compensation plans not approved by shareowners	None	None	None

TOTAL	29,391,817	$16.42	11,007,591

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS

     The stock price performance graph below, which assumes a $100 investment on January 3, 1998 and reinvestment of any dividends, compares our cumulative total shareowner return (assuming reinvestment of dividends), the New York Stock Exchange, Inc. (“NYSE”) Composite Index and the Standard Industrial Classification (“SIC”) Code Index (SIC Code 5045—Computer and Computer Peripheral Equipment and Software) for the period beginning January 3, 1998 through December 28, 2002. The closing price of the Class A common stock was $12.20 on December 28, 2002 and $10.71 on March 18, 2003, the record date of the annual meeting. The historical price performance of our Class A common stock is not an indication of its future performance.

	01/03/98	01/02/99	01/01/00	12/30/00	12/29/01	12/28/02

Ingram Micro Inc.	$100.00	$121.98	$45.26	$38.79	$59.48	$42.07
SIC Code Index	100.00	93.92	97.27	49.02	32.44	21.32
NYSE Composite Index	100.00	118.99	130.30	133.40	121.52	99.27

PROPOSAL TWO—APPROVAL OF THE INGRAM MICRO INC.

2003 EQUITY INCENTIVE PLAN

     Effective as of March 5, 2003, our Board of Directors adopted, subject to the approval of our company’s shareowners, the Ingram Micro Inc. 2003 Equity Incentive Plan. The following is a summary of the material terms of the 2003 Equity Incentive Plan and is not intended to be complete. However, a copy of the 2003 Equity Incentive Plan is attached to this proxy statement as Exhibit C and you are advised to review the actual terms of the 2003 Equity Incentive Plan.

Recommendation of the Board of Directors

     The Board of Directors recommends a vote for the approval of the Ingram Micro Inc. 2003 Equity Incentive Plan, which is designated as Proposal No. 2 on the enclosed proxy card.

What is the purpose of the plan?

     The purpose of the 2003 Equity Incentive Plan is to effectively tie the interests of our management to the interests of our shareowners by: (1) attracting and retaining exceptional board members, executive personnel and other key employees; (2) motivating our employees and board members by means of performance-related incentives to achieve longer-range performance goals, thereby increasing shareowner value; and (3) enabling our employees and board members to participate in our long-term growth and financial success.

How is the plan administered?

     A committee (the “Committee”) appointed by our Board of Directors administers the 2003 Equity Incentive Plan. Each Committee member who will administer the 2003 Equity Incentive Plan is a non-employee Director within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934. The Committee has broad discretion, subject to contractual restrictions affecting our company, to determine the specific terms and conditions of each award and any rules that may be applicable to awards. The scope of the Committee’s discretion includes, but is not limited to, the effect that death, retirement, or other termination of employment of a participant may have on an award made under the 2003 Equity Incentive Plan.

     The exercise price of an option is determined by the Committee at the time of grant; however, the 2003 Equity Incentive Plan provides that no options may be granted at less than fair market value. The Committee may also determine at the time of grant, and at any time thereafter, the terms under which options and other awards shall vest and become exercisable.

How many shares can be awarded under the plan?

     Under the 2003 Equity Incentive Plan, 20,000,000 shares of our Class A common stock, with a market value of $214,200,000 as of March 18, 2003, or such other securities as may be designated by the Committee from time to time, will be available for awards. If any shares covered by an award granted under the 2003 Equity Incentive Plan are forfeited, an award is settled for cash or otherwise terminates or is canceled without the delivery of shares, then the shares covered by that award will, unless any dividends have been paid on such shares, again become shares with respect to which awards may be granted.

What are the eligibility and participation criteria?

     Eligibility to participate in the 2003 Equity Incentive Plan is limited to our employees and employees of our subsidiaries who are selected by the Committee and any member of our Board of Directors. Currently, approximately 12,700 of our employees and employees of our subsidiaries are eligible to participate in the 2003 Equity Incentive Plan. We anticipate that less than 10% of those eligible will participate in the 2003 Equity Incentive Plan. Participation in the 2003 Equity Incentive Plan is at the discretion of the Committee. No employee may be granted awards covering more than 2,000,000 shares in any calendar year. We may not issue more than 8,000,000 shares in the aggregate over the life of the 2003 Equity Incentive Plan in connection with awards other than those relating to stock options or stock appreciation rights under the 2003 Equity Incentive Plan.

What are the types of awards that may be made under the plan?

     The 2003 Equity Incentive Plan permits the granting of the following types of awards: (1) stock options that qualify as incentive stock options under the Internal Revenue Code of 1986, as amended, (2) options other than incentive stock options, which will be referred to as non-qualified stock options, (3) stock appreciation rights, or SARs, granted either alone or in tandem with other awards under the 2003 Equity Incentive Plan, (4) restricted share awards and restricted share units, (5) performance awards, and (6) other stock-based awards.

How can the plan be amended or terminated?

     Our Board of Directors may amend, alter, or terminate the 2003 Equity Incentive Plan at any time. However, we must generally obtain approval by our shareowners for any change that would require shareowner approval under any regulatory or tax requirement that our Board deems desirable to comply with or to obtain relief under, or that would increase the number of shares subject to the plan, increase the per person annual limitation on awards, increase the number of shares which can be issued other than for stock options or stock appreciation rights, or that would effect a repricing of outstanding stock options. In addition, any amendment, alteration or termination of the 2003 Equity Incentive Plan is subject to the requirement that no rights under an outstanding award may be impaired by such action without the consent of the holder. The Committee may amend or modify the terms of any outstanding award, but only with the consent of the participant if such amendment would impair his or her rights. In the event of certain corporate transactions or events affecting the shares or our corporate structure, the Committee may make certain adjustments as set forth in the 2003 Equity Incentive Plan.

When does the plan terminate?

     Unless earlier terminated by our Board of Directors, the 2003 Equity Incentive Plan will terminate on May 6, 2013.

What are the U.S. federal income tax consequences under the plan?

     The 2003 Equity Incentive Plan is not subject to any provision of the Employee Retirement Income Security Act of 1974, as amended, and is not qualified under Section 401(a) of the Internal Revenue Code.

     Options. There will generally be no federal income tax consequences to a participant or to us upon the grant of either an incentive stock option or a nonqualified stock option under the 2003 Equity Incentive Plan.

          Nonqualified stock option. A participant will recognize ordinary income when he or she exercises a nonqualified stock option. The amount of the income is the amount by which the fair market value of the stock received upon exercise of the option (assuming the stock is fully vested in the employee at that date) exceeds the exercise price of the option. We generally will be entitled to an income tax deduction equal to the amount included as compensation in the gross income of the participant at the time that income is required to be recognized by the participant, i.e., at the time of exercise of the option.

          Incentive stock option. A participant will not recognize any immediately taxable income when he or she exercises an incentive stock option. A participant can defer income recognition until the time that shares are sold and may also have the benefit of long-term capital gain treatment for any gain if the prescribed holding periods are met. Some of these holding periods and employment requirements are liberalized in the event of a participant’s death or disability while employed by us. We are generally not entitled to any tax deduction with respect to the grant or exercise of incentive stock options.

     If the participant does not hold the shares for the full term of the required holding periods, a portion of the gain on the sale of such shares will be taxed to a participant as ordinary income and we will be entitled to a deduction in the same amount, subject to certain conditions. The amount taxed as ordinary income will be the lesser of the following: (1) the fair market value of the shares on the date of exercise minus the option price or (2) the amount realized on disposition minus the exercise price. The balance of any gains will be taxed as short-term or long-term capital gain, depending on the holding period.

     In addition, the “spread” between the exercise price and the fair market value of the stock upon exercise of the option is an adjustment in computing alternative minimum taxable income for the participant in the year that the participant exercises the option.

     Stock appreciation rights. Neither a participant nor we will incur any federal income tax consequences upon the grant of a SAR. Normally, the holder of a SAR will recognize ordinary income on the date the SAR is exercised. The amount of income the participant realizes on the exercise of the SAR is equal to the cash and/or the fair market value of property received. At the time a SAR is exercised, we will be entitled to a deduction in an amount equal to the ordinary income recognized by the participant and will also be required to withhold payroll taxes on this amount.

     Restricted share awards and restricted share units. Neither we nor a participant will incur any federal income tax consequences upon the grant of restricted share awards and restricted share units until expiration of the restricted period and the satisfaction of any other conditions applicable to the restricted share awards or restricted share units. At that time, a participant generally will recognize taxable income equal to the aggregate amount of cash received and the then fair market value of the shares and, subject to certain conditions, we will be entitled to a corresponding deduction. However, a participant may elect under Section 83(b) of the Internal Revenue Code, within 30 days after the date of the grant of restricted shares, to recognize ordinary income as of the date of grant and we will be entitled to a corresponding deduction at that time.

     We will be entitled to a deduction for the compensation element inherent in a restricted stock award at the time the participant includes the amounts as ordinary income – either upon the lapse of the restriction or at the time of any election by the participant under Section 83(b) of the Internal Revenue Code.

     Performance awards. Neither a participant nor we will incur any federal income tax consequences upon the grant of performance awards. Participants generally will recognize taxable income at the time when payment for the performance awards is received in an amount equal to the aggregate amount of cash and the fair market value of shares acquired. We will generally be entitled to an income tax deduction equal to the amount included as compensation in the gross income of the participant at the time that income is required to be recognized by the participant, subject to certain conditions.

What is the required vote?

     Approval of the 2003 Equity Incentive Plan requires the affirmative vote of a majority of the shares of Class A common stock present or represented at the annual meeting and entitled to vote.

OTHER MATTERS

     As of the date of this proxy statement, we know of no business that will be presented for consideration at the annual meeting other than the items referred to above. If any other matter is properly brought before the meeting for action by shareowners, proxies in the enclosed form returned to us will be voted in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in accordance with the judgment of the proxy holders.

INDEPENDENT ACCOUNTANTS

     The firm of PricewaterhouseCoopers LLP served as our independent accountants for our 2002 fiscal year. This firm has advised us that it has no direct or indirect financial interest in our company. Representatives of this firm are expected to be present at the 2003 annual meeting of shareowners, with the opportunity to make a statement should they desire to do so, and will be available to respond to appropriate questions from shareowners. It is anticipated that the Audit Committee of the Board of Directors will recommend that PricewaterhouseCoopers LLP be selected to serve as our independent accountants for 2003. See “Report of the Audit Committee.”

ANNUAL REPORT

     Our annual report for the fiscal year ended December 28, 2002, including the consolidated financial statements audited by PricewaterhouseCoopers LLP, independent accountants, and their report thereon dated February 20, 2003, is being mailed to all shareowners with this proxy statement. In addition, a copy of our Annual Report on Form 10-K for the fiscal year ended December 28, 2002 (with exhibit 99.01 only), as filed with the United States Securities and Exchange Commission (the “SEC”), will be sent to any shareowner without charge upon written request to Ingram Micro Inc., 1600 East St. Andrew Place, Santa Ana, California 92705, Attention: Corporate Communications and Investor Relations Department. Our Annual Report on Form 10-K can also be reviewed by accessing the SEC’s Internet site at http://www.sec.gov or our Internet site at http://www.ingrammicro.com. This text is not an active link and our Internet site and the information contained on that site, or connected to that site, is not incorporated into this proxy statement.

SHAREOWNER PROPOSALS

     Shareowners interested in submitting a proposal for inclusion in the proxy materials for our annual meeting of shareowners in 2004 may do so by following the procedures prescribed in SEC Rule 14a-8. To be eligible for inclusion, our Corporate Secretary must receive shareowner proposals no later than January 8, 2004.

By order of the Board of Directors,

James E. Anderson, Jr.
Senior Vice President,
Secretary and General Counsel

April 4, 2003
Santa Ana, California

EXHIBIT A

INGRAM MICRO INC.

a Delaware corporation
(the “Company”)

Corporate Governance Guidelines
Adopted March 5, 2003

1.      Composition of the Board and Board Membership Criteria

          The Governance Committee shall establish criteria for Board membership, which shall include the criteria set forth in these Corporate Governance Guidelines, and shall recommend individuals for membership on the Company’s Board of Directors. In making its recommendations, the Governance Committee shall:

•	review candidates’ qualifications for membership on the Board (including a determination as to the independence of the candidate) based on the criteria established by the Company’s Bylaws and the Governance Committee;

•	assess the performance of directors who are being considered for re-nomination to the Board; and

•	periodically review the composition of the Board in light of the current challenges and needs of the Board, and determine whether it may be appropriate to add or remove individuals after considering issues of judgment, diversity, age, skills, background and experience.

2.      Director Qualifications

          Independence

          A majority of the Board shall be comprised of directors meeting the independence requirements of the New York Stock Exchange. The Board shall make an affirmative determination at least annually as to the independence of each director.

          Term of Office

          The Board has determined that an arrangement of staggered three-year terms of office is in the Company’s best interest. It both provides continuity of membership and is an effective part of a structure designed to provide the Board with tools to negotiate for better terms for shareowners in the event of an unsolicited takeover effort. The Board reviews that determination periodically and will recommend to the shareowners that it be modified if it appears appropriate to do so.

          Retirement Age

          The Board will not elect or nominate for election as a member of the Board anyone over the age of 72.

          Simultaneous Service on Other Boards

          It is the policy of the Board that every director should seek the consent of the Board and confirm through the Chairman of the Board the absence of any actual or potential conflict, prior to accepting an invitation to serve on the board or similar policy-making body of any other company or non-profit organization, or as an elected or appointed government official or member of a government board or advisory group.

          Changes in Primary Employment

          If a director significantly changes his or her primary employment during his or her tenure, that director shall tender his or her resignation from the Board to the Chairman of the Board, who shall refer it to the Governance Committee. The Governance Committee shall evaluate the continued appropriateness of Board membership under the new circumstances and make a recommendation to the Board as to any action to be taken with respect to the resignation.

          Conflicts of Interest

          If an actual or potential conflict of interest develops because of a change in the business of the Company or a subsidiary, or in a director’s circumstances (for example, significant and ongoing competition between the Company and a business with which the director is affiliated), the director should report the matter immediately to the Chairman of the Board for evaluation and appropriate resolution.

          If a director has a personal interest in a matter before the Board, the director shall disclose the interest to the full Board, shall recuse himself or herself from participation in the discussion, and shall not vote on the matter.

          Director Equity Ownership

          The Board believes that directors should hold equity ownership positions in the Company. The Company has adopted the following director share ownership guidelines: A director will be required to achieve ownership of shares of the Company’s common stock or vested but unexercised stock options with a value of $150,000 beginning five years from the date of his or her election to the Board. Shares owned will be valued at the average closing price of the Company’s stock on the New York Stock Exchange during the four week period ending closest to June 30th of each year. Vested but unexercised stock options will be valued at the difference between the exercise price and the average closing price of the Company’s stock on the New York Stock Exchange during the four week period ending closest to June 30th of each year.

3.      Director Responsibilities

          The Board acts as the ultimate decision-making body of the Company and advises and oversees management, who are responsible for the day-to-day operations and management of the Company. In fulfilling these roles, each director must act in what he or she reasonably believes to be the best interests of the Company and must exercise his or her business judgment.

          Participation at and Preparation for Board Meetings

          The Company expects directors to be active and engaged in discharging their duties and to keep themselves informed about the business and operations of the Company. Directors are expected to attend all Board meetings and the meetings of the committees on which they serve and to prepare themselves for these meetings.

          In order for the Board to exercise fully its oversight functions, management provides the Board with access to information from many sources regarding the Company and the markets in which the Company operates. Any written materials which would assist directors in preparing for a Board or committee meeting shall be distributed to the directors in advance of the meeting, to the extent possible, and directors are expected to review such materials prior to the meeting.

          Company Performance and Corporate Strategy

          The Board reviews the Company’s financial performance on a regular basis at Board meetings and through periodic updates. The Board also conducts an annual meeting to review and approve the Company’s long-term strategy, and assess its strategic, competitive and financial performance, on both an absolute basis and in relation to the performance, practices and policies of its peers and competitors.

4.      Board Agenda

          The Chairman of the Board, in conjunction with the CEO, shall determine the frequency and length of Board meetings and shall set the agenda for each Board meeting. Board members are encouraged to suggest the inclusion of additional items on an agenda.

5.      Lead Director

          The position of Lead Director shall rotate among the chairmen of the Board’s standing committees on a regular basis through a process overseen by the Governance Committee. The Company’s annual proxy statement will identify the manner in which the Lead Director is selected and the method for interested parties to communicate directly with the Company’s non-management directors.

6.      Meetings of Non-Management Directors

          The Company’s non-management directors shall meet at each regularly scheduled meeting of the Board in an executive session in which management does not participate.

          The Lead Director shall develop the agenda for and preside at each executive session.

7.      Board Size

          The Board presently has eight members. Although the Board considers its present size to be appropriate, it may consider expanding its size to accommodate an outstanding candidate or candidates or reducing its size if the Board determines that a smaller Board would be more appropriate. The Governance Committee shall periodically review the size of the Board and recommend any proposed changes to the Board.

8.      Chairman of the Board and CEO

          The Board believes it is important to retain its flexibility to allocate the responsibilities of the offices of the Chairman and CEO in any way that is in the best interests of the Company at a given point in time. The Board may make a determination as to the appropriateness of its current policies in connection with the recruitment and succession of the Chairman of the Board and/or the CEO.

9.      Board Committees

          Standing and Special Committees

          The Board shall have at all times an Audit Committee, a Human Resources Committee and a Governance Committee. Only independent directors meeting the independence requirements of the New York Stock Exchange and the Sarbanes-Oxley Act of 2002 as promulgated by the Securities and Exchange Commission may serve on these three committees. The Board also shall have an Executive and Finance Committee. Committee chairmen and other members shall be appointed by the Board based upon the recommendation of the Governance Committee. The Board may, from time to time, establish or maintain additional committees as it deems appropriate and in the best interests of the Company.

          In making its recommendations for committee appointments, the Governance Committee shall:

•	review candidates’ qualifications for membership on the committee (including a determination as to the independence of the candidate) based on the criteria established by the Company’s Bylaws and the Governance Committee;

•	in evaluating current directors for re-appointment to a committee, assess the performance of such director and of such committee; and

•	periodically review the composition of the committee in light of the current challenges and needs of the committee, and determine whether it may be appropriate to add or remove individuals after considering issues of judgment, diversity, age, skills, background and experience.

          While the rotation of committee members at certain set intervals should be considered periodically, rotation is not required because the Board believes there are significant benefits attributable to continuity and experience gained in service on a particular committee over time.

          Each of the Audit Committee, Human Resources Committee, Governance Committee and Executive and Finance Committee shall operate pursuant to its own written charter. These charters shall, among other things, set forth the purpose, goals and responsibilities of the particular committee, the procedures for committee member appointment and removal and committee structure and operations, as well as reporting to the Board. The charters shall also provide for an annual evaluation of each committee’s performance.

          Frequency and Length of Committee Meetings and Committee Agenda

          The chairman of each standing committee, with the assistance of appropriate members of management, shall determine the frequency and length of meetings of the committee and develop the agenda for each meeting. At the direction of the chairman, a member of the committee or a member of management shall take minutes of each committee meeting. Board members who are not members of a committee are nevertheless welcome to attend its meetings.

10.    Board Member Access to Management and Independent Advisors

          Board members shall have access to the management and employees of the Company and to its outside counsel and auditors. Any meetings or contacts that a director wishes to initiate may be arranged through the CEO.

          Executive officers and other members of senior management are expected to be present at Board meetings at the invitation of the Board. The Board encourages senior management to make presentations and to invite to Board meetings managers and other employees who can provide additional insight into the items being discussed. The Board also encourages senior management to include in Board meetings individuals that senior management believes may become prospective leaders of the Company.

          The Board and each of its committees is authorized to hire independent legal, financial or other advisors as they may consider necessary, without obtaining the approval of management or, in the case of committees, the full Board.

11.    Director Compensation

          At least once every two years, the Governance Committee shall review and recommend to the Board for its approval compensation (including stock option grants and other equity-based compensation) for the Company’s directors. In so reviewing and recommending director compensation, the Governance Committee shall retain and consider the views of an independent advisor.

12.    Director Orientation and Continuing Education

          All new members of the Board are expected to participate in the Company’s orientation program for directors. Other directors may also attend the orientation program.

          Such orientation and continuing education programs shall be developed by the Company’s Secretary and overseen by the Governance Committee of the Board.

13.    Management Evaluation and Management Succession

          The Human Resources Committee also shall establish the compensation package of the Chief Executive Officer. It also shall review and approve the compensation packages of the officers of the Company who report directly to the Chief Executive Officer and the Chief Operating Officer, and any other officers whose compensation is required to be disclosed in detail in the Company’s regular annual proxy statement.

          The Human Resources Committee shall evaluate the performance of the senior management of the Company and shall present its findings to the full Board. The Human Resources Committee also shall review and report to the Board on the Company’s succession planning, including succession planning in the case of the incapacitation, retirement or removal of the CEO.

          The CEO shall provide an annual report to the Human Resources Committee recommending and evaluating potential successors, along with a review of any development plans recommended for such individuals. The CEO shall also provide to the Board, on an ongoing basis, his or her recommendation as to a successor in the event of an unexpected emergency.

14.    Annual Performance Evaluation

          The Board, led by the Governance Committee, shall establish and conduct an annual self-evaluation to determine whether it and its committees are functioning effectively. The Governance Committee shall oversee the evaluation with each director completing a questionnaire developed by the Governance Committee with respect to various criteria. The collective evaluations shall be compiled in advance of the review session and shall be presented by the Chairman of the Governance Committee to the full Board for discussion. This process shall also include annual self-assessments by each Board committee, relying on a review process similar to that used by the Board, with performance criteria for each committee established on the basis of its charter.

15.    Evaluation of Individual Director Performance

          It is the policy of the Board to have the Governance Committee assess, on the basis of established criteria, the performance of each individual director standing for re-election at the next shareowners meeting. The established criteria shall address each director’s core competencies, independence and level of commitment.

          The Governance Committee shall consider not only an individual’s qualities, performance and professional responsibilities, but also the then composition of the Board and the challenges and needs of the Board at that time. The Governance Committee also shall consider the impact of any change in the principal occupation of existing directors. Upon completion of the individual director evaluation process, the Committee shall report to the full Board its conclusions and recommendations for nominations to the Board.

          It is the policy of the Board that the Governance Committee also should review and consider the performance of any individual director if a situation were to arise that interfered with the proper performance of his or her duties as a member of the Board.

EXHIBIT B

INGRAM MICRO INC.
AUDIT COMMITTEE CHARTER
May 2002

I.     Audit Committee Purpose

The Audit Committee is appointed by the Nominating Committee of the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Audit Committee’s primary duties are to discharge its responsibilities as set forth in the Corporation’s Amended and Restated Bylaws and to:

•	Monitor the integrity of the Corporation’s financial reporting process and systems of internal controls regarding finance, accounting, legal and ethical compliance.

•	Monitor the independence and performance of the Corporation’s independent external auditors and internal audit department.

•	Provide an avenue of open communication among the Corporation’s independent external auditors, management, internal audit department, and Board of Directors.

The Corporation’s independent external auditors and internal audit department are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee has the authority to conduct any investigation appropriate to fulfill its responsibilities and has direct access to the independent auditors as well as anyone in the organization. The Audit Committee may retain, at the Corporation’s expense, such special legal, accounting or other consultants or experts as it deems necessary in the performance of its duties.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Corporation’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent external auditors. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent external auditors or to assure compliance with laws and regulations. Members of the Audit Committee shall not be deemed to have accepted a duty of care that is greater than the duty of the Directors generally.

II.    Audit Committee Composition and Meetings

The Audit Committee shall be comprised of three or more directors, each of whom shall meet the independence and financial literacy requirements of the New York Stock Exchange, as the Nominating Committee is permitted to interpret such requirements in its business judgment. One member of the Committee shall have accounting or related financial management expertise, as the Nominating Committee is permitted to interpret such qualification in its business judgment.

The Audit Committee shall meet at least four times annually, and more frequently if circumstances dictate. An agenda of matters to be addressed shall be distributed in advance of each meeting. The Audit Committee shall meet privately in executive sessions at least annually with management, the senior executive of the internal audit department, the independent external auditors, and by itself to discuss any matters that the Audit Committee or each of these groups believe should be discussed.

III. Audit Committee Activities

     In discharging its duties, the Committee shall:

     Review Procedures

1.	Review and reassess the adequacy of this Charter at least annually. Submit the Charter to the Board of Directors for approval and have it published at least once every three years in accordance with Securities and Exchange Commission regulations.

2.	Review the Corporation’s annual audited financial statements and related footnotes and discuss with management and the independent external auditors any significant issues regarding accounting principles, practices and judgments reflected therein prior to any public release, filing or distribution.

3.	As requested by management or determined by the Audit Committee to be necessary, in consultation with management, the independent external auditors and the internal auditors, consider the integrity of the Corporation’s financial reporting processes and controls. As requested by management or determined by the Audit Committee to be necessary, review significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures. As requested by management, the independent external auditors or the senior executive of the internal audit department, or as determined by the Audit Committee to be necessary, review significant findings prepared by the independent external auditors or the internal audit department together with management’s responses, as well as the status of previous recommendations.

4.	As requested by management or determined by the Audit Committee to be necessary, review with management and the independent external auditors the Corporation’s quarterly financial results prior to the public release of the earnings and/or the Corporation’s quarterly financial statements prior to any public release, filing or distribution.

5.	Review and recommend to the Board of Directors approval of the Corporation’s Annual Report on Form 10-K.

6.	Review and discuss any significant changes to the Corporation’s accounting principles and practices and any items required to be communicated by the independent external auditors in accordance with Statements of Auditing Standards 61 and 71, as amended from time to time, or any other relevant provisions of generally accepted auditing standards.

7.	Review financial and accounting organizational structure and executive succession planning.

     Independent External Auditors

8.	Review the independence and performance of the independent external auditors and annually recommend to the Board of Directors the appointment of the independent external auditors and discharge of auditors when circumstances warrant.

9.	Approve the audit fees and other significant compensation to be paid to the independent external auditors.

10.	On at least an annual basis, ensure that the independent external auditors submit a formal written statement delineating all their relationships with the Corporation. Review and discuss with the independent external auditors all significant relationships they have with the Corporation that could impair their independence and, when warranted, recommend appropriate action to the Board of Directors.

11.	Review and discuss the independent external auditors’ audit plan with regard to its scope, staffing, locations, reliance upon management and the internal audit department, and general audit approach.

     Internal Audit Department and Legal Compliance

12.	On at least an annual basis, review the charter, budget, plan, activities, organizational structure and qualifications of the internal audit department and its effectiveness, including compliance with The Institute of Internal Auditors’ Standards for the Professional Practice of Internal Auditing. As requested by management or the senior executive of the internal audit department or as determined by the Audit Committee to be necessary, review changes in the foregoing. The internal audit department shall be responsible to management, but have a direct reporting responsibility to the Board of Directors through the Audit Committee.

13.	Review and concur in the appointment, performance, and replacement of the senior executive of the internal audit department.

14.	As requested by management or the senior executive of the internal audit department or as determined by the Audit Committee to be necessary, review significant reports prepared by the internal audit department together with management’s response and follow-up to these reports.

15.	On at least an annual basis, review with the Corporation’s general counsel any legal matters that could have a significant impact on the Corporation’s financial statements, the Corporation’s compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

16.	Review and recommend to the Board of Directors approval of the Corporation’s annual compliance plan and review the adequacy of management’s system for monitoring compliance with the Corporation’s policies on associate conduct.

     Other Audit Committee Responsibilities

17.	Annually prepare a report to shareowners for inclusion in the Corporation’s proxy statement for its annual meeting of shareowners covering the matters required by the Securities and Exchange Commission.

18.	Perform any other activities consistent with this Charter, the Corporation’s Amended and Restated Bylaws, and governing law, as the Audit Committee or the Board of Directors deems necessary or appropriate.

19.	Maintain minutes of the Audit Committee’s meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

EXHIBIT C

INGRAM MICRO INC.

2003 Equity Incentive Plan

     SECTION 1. Purpose. The purposes of the Ingram Micro Inc. 2003 Equity Incentive Plan are to promote the interests of Ingram Micro Inc. and its shareowners by (i) attracting and retaining exceptional members of the Board, executive personnel and other key employees of Ingram Micro and its Affiliates, as defined below; (ii) motivating such employees and Board members by means of performance-related incentives to achieve longer-range performance goals; and (iii) enabling such employees and Board members to participate in the long-term growth and financial success of Ingram Micro.

     SECTION 2. Definitions. As used in the Plan, the following terms shall have the meanings set forth below:

     "Affiliate” means (i) any entity that is, directly or indirectly, controlled by Ingram Micro and (ii) any other entity in which Ingram Micro has a significant equity interest or which has a significant equity interest in Ingram Micro, in either case as determined by the Committee.

     "Award” means any Option, Stock Appreciation Right, Restricted Stock Award, Performance Award or Other Stock-Based Award.

     "Award Agreement” means any written agreement, contract, or other instrument or document evidencing any Award, which may, but need not, be executed or acknowledged by a Participant.

     "Board” means the Board of Directors of Ingram Micro.

     "Cause” means any of: (i) any willful act or omission by a Participant constituting dishonesty, fraud or other malfeasance, which in any such case is demonstrably injurious to the financial condition or business reputation of Ingram Micro or any of its Affiliates; (ii) a Participant’s commission of a felony or crime of moral turpitude under the laws of the United States or any state thereof or any other jurisdiction in which Ingram Micro or any of its Affiliates conducts business; and (iii) any willful violation by a Participant of any of Ingram Micro’s policies of which such Participant has been given prior notice and which violation is demonstrably detrimental to the best interests of Ingram Micro or any of its Affiliates.

     For purposes of this definition, no act or failure to act will be deemed “willful” unless effected by a Participant not in good faith and without a reasonable belief that such action or failure to act was in or not opposed to the best interests of Ingram Micro and its Affiliates.

     "Code” means the United States Internal Revenue Code of 1986, as amended from time to time and the rules and regulations promulgated thereunder.

     "Committee” means a committee of the Board designated by the Board to administer the Plan and composed of not less than the minimum number of persons from time to time required by Rule 16b-3, each of whom, to the extent necessary to comply with Rule 16b-3 and Section 162(m) of the Code, is a “Non-Employee Director” within the meaning of Rule 16b-3 and an “Outside Director” as determined under Section 162(m) of the Code. Until otherwise determined by the Board, the Human Resources Committee or any successor or replacement thereof designated by the Board shall be the Committee under the Plan.

     "Designated Award” has the meaning accorded such term in Section 11(c) of the Plan.

     "Disability” shall have the meaning determined from time to time by the Committee.

     "Employee” means an employee of Ingram Micro or any Affiliate and any member of the Board.

     "Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

     "Executive Officer” means, at any time, an individual who is an executive officer of Ingram Micro within the meaning of Exchange Act Rule 3b-7 or who is an officer of Ingram Micro within the meaning of Exchange Act Rule 16a-1(f).

     "Extended Date” has the meaning accorded such term in Section 11(a) of the Plan.

     "Fair Market Value” means with respect to the Shares, as of any given date or dates, the reported closing price of a share of such class of common stock on such exchange or market as is the principal trading market for such class of common stock as reported in the Wall Street Journal or such other publication selected by the Committee. If such class of common stock is not traded on an exchange or principal trading market on such date, the fair market value of a Share shall be determined by the Committee in good faith taking into account as appropriate recent sales of the Shares, recent valuations of the Shares, the lack of liquidity of the Shares, the fact that the Shares may represent a minority interest and such other factors as the Committee shall in its discretion deem relevant or appropriate.

     "Incentive Stock Option” means a right to purchase Shares from Ingram Micro that is granted under Section 6 of the Plan and that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

     "Ingram Micro” means Ingram Micro Inc., a Delaware corporation, together with any successor thereto.

     "Non-Qualified Stock Option” means a right to purchase Shares from Ingram Micro that is granted under Section 6 of the Plan and that is not intended to be an Incentive Stock Option.

     "Notice/Termination” has the meaning accorded such term in Section 11(a) of the Plan.

     "Option” means an Incentive Stock Option or a Non-Qualified Stock Option.

     "Other Stock-Based Award” means any right granted under Section 10 of the Plan.

     "Participant” means any Employee selected by the Committee to receive an Award under the Plan (and to the extent applicable, any heirs or legal representatives thereof).

     "Performance Award” means any right granted under Section 9 of the Plan.

     "Person” means any individual, corporation, limited liability company, partnership, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.

     "Plan” means this Ingram Micro Inc. 2003 Equity Incentive Plan.

     "Prior Plans” mean the Ingram Micro Inc. 2000 Equity Incentive Plan, the Ingram Micro Inc. 1998 Equity Incentive Plan, and the Ingram Micro Inc. 1996 Equity Incentive Plan.

     "Restricted Stock” means any Shares granted under Section 8 of the Plan.

     "Restricted Stock Unit” means any unit granted under Section 8 of the Plan.

     "Retirement” shall have the meaning determined from time to time by the Committee and shall mean initially termination of employment other than by reason of death, Disability or Cause if on the termination date the Participant is at least 50 years of age and has at least 5 years of service with Ingram Micro and its Affiliates.

     "Rule 16b-3” means Rule 16b-3 as promulgated and interpreted by the SEC under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time.

     "SEC” means the United States Securities and Exchange Commission or any successor thereto.

     "Shares” means shares of Class A common stock, $.01 par value, of Ingram Micro or such other securities as may be designated by the Committee from time to time.

     "Stock Appreciation Right” means any right granted under Section 7 of the Plan.

     "Sub-Plan” means any sub-plan or sub-plans adopted by the Committee under Section 14(q) of the Plan.

     "Substitute Awards” means Awards granted in assumption of, or in substitution for, outstanding awards previously granted by a company acquired by Ingram Micro or with which Ingram Micro combines.

     "Successors” has the meaning accorded such term in Section 11(a) of the Plan.

     SECTION 3. Administration.

     (a)  Authority of Committee. The Plan shall be administered by the Committee. Subject to the terms of the Plan, applicable law and contractual restrictions affecting Ingram Micro, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: designate Participants; determine the type or types of Awards to be granted to an eligible Employee; determine the number of Shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; determine the terms and conditions of any Award and Award Agreement; determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee; interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan; and adopt and administer one or more Sub-Plans. The Committee may, in its sole discretion, delegate to one or more Executive Officers the power to make Awards under the plan provided that at the time of such grant no recipient of such Awards shall be an Executive Officer. Without limiting the foregoing, the Committee may impose such conditions with respect to the exercise and/or settlement of any Awards, including without limitation, any relating to the application of Federal or state securities laws or the laws, rules or regulations of any jurisdiction outside the United States, as it may deem necessary or advisable.

     (b)  Committee Discretion Binding. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all Persons, including Ingram Micro, any Affiliate, any Participant, any holder or beneficiary of any Award, any shareholder and any Employee.

     SECTION 4. Shares Available for Awards.

     (a)  Shares Available. Subject to adjustment as provided in Section 4(b) and 4(c), the number of Shares with respect to which Awards may be granted under the Plan and all Sub-Plans shall be 20,000,000, plus Shares authorized for issuance and not issued under the Prior Plans. If, after the effective date of the Plan, any Shares covered by an Award granted under the Plan or to which such an Award relates, are forfeited, or if such an Award is settled for cash or otherwise terminates or is canceled without the delivery of Shares, then the Shares covered by such Award, or to which such Award relates, or the number of Shares otherwise counted against the aggregate number of Shares with respect to which Awards may be granted, to the extent of any such settlement, forfeiture, termination or cancellation, shall, in the calendar year in which such settlement, forfeiture, termination or cancellation occurs, again become Shares with respect to which Awards may be granted unless any dividends have been paid thereon prior to such settlement, forfeiture, termination or cancellation. Notwithstanding the foregoing and subject to adjustment as provided in Section 4(b), (i) no Employee of Ingram Micro may receive Awards under the Plan in any calendar year that relate to more than 2,000,000 Shares and (ii) no more than 8,000,000 Shares may be issued under the Plan in connection with Awards other than Options or Stock Appreciation Rights.

     (b)  Adjustments. In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, reclassification, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of Ingram Micro, issuance of warrants or other rights to purchase Shares or other securities of Ingram Micro, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of the number of Shares of Ingram Micro (or number and kind of other securities or property) with respect to which Awards may thereafter be granted, the number of Shares or other securities of Ingram Micro (or number and kind of other securities or property) subject to outstanding Awards, and the grant or exercise price with respect to any Award, or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided, in each case, that except to the extent deemed desirable by the Committee, no such adjustment of Awards (i) of Incentive Stock Options shall be authorized to the extent that such authority would cause the Plan to violate Section 422(b)(1) of the Code, as from time to time amended, or (ii) with respect to any Award would be inconsistent with the Plan’s meeting the requirements of Section 162(m) of the Code, as from time to time amended.

     (c)  Substitute Awards. Any Shares underlying Substitute Awards shall not, except in the case of Shares with respect to which Substitute Awards are granted to Employees who are officers or directors of Ingram Micro for purposes of Section 16 of the Exchange Act or any successor section thereto, be counted against the Shares available for Awards under the Plan.

     (d)  Sources of Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares.

     SECTION 5. Eligibility. Any Employee, including any officer or employee-director of Ingram Micro or any Affiliate, and any member of the Board, shall be eligible to be designated a Participant.

     SECTION 6. Stock Options.

     (a)  Grant. Subject to the provisions of the Plan and contractual restrictions affecting Ingram Micro, the Committee shall have sole and complete authority to determine the Employees to whom Options shall be granted, the number of Shares to be covered by each Option, the option price therefore and the conditions and limitations applicable to the exercise of the Option. The Committee shall have the authority to grant Incentive Stock Options, or to grant Non-Qualified Stock Options, or to grant both types of options. In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code, as from time to time amended, and any regulations implementing such statute.

     (b)  Exercise Price. The Committee in its sole discretion shall establish the exercise price at the time each Option is granted; provided, however, that except in connection with (i) Substitute Awards and (ii) adjustment of outstanding Options pursuant to Section 4(b), the per share exercise price of an Option shall not be less than the Fair Market Value of a Share on the date of grant.

     (c)  Exercise. Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may, in its sole discretion, specify in the applicable Award Agreement or thereafter.

     (d)  Payment. No Shares shall be delivered pursuant to any exercise of an Option until payment in full of the option price therefore is received by Ingram Micro. Such payment may be made: in cash; in Shares already owned for at least six months by a Participant (the value of such Shares shall be their Fair Market Value on the date of exercise); by a combination of cash and such Shares; if approved by the Committee, in accordance with a cashless exercise program under which either, if so instructed by a Participant, Shares may be issued directly to such Participant’s broker or dealer upon receipt of the purchase price in cash from the broker or dealer, or Shares may be issued by Ingram Micro to such Participant’s broker or dealer in consideration of such broker’s or dealer’s irrevocable commitment to pay to Ingram Micro that portion of the proceeds from the sale of such Shares that is equal to the exercise price of the Option(s) relating to such Shares; or in such other manner as permitted by the Committee at the time of grant or thereafter.

     SECTION 7. Stock Appreciation Rights.

     (a)  Grant. Subject to the provisions of the Plan and contractual restrictions affecting Ingram Micro, the Committee shall have sole and complete authority to determine the Employees to whom Stock Appreciation Rights shall be granted, the number of Shares to be covered by each Stock Appreciation Right Award, the grant price thereof and the conditions and limitations applicable to the exercise thereof; provided, however, that except in connection with (i) Substitute Awards and (ii) adjustment of outstanding Stock Appreciation Rights pursuant to Section 4(b), the per share grant price of a Stock Appreciation Right shall not be less than the Fair Market Value of a Share on the date of grant. Stock Appreciation Rights may be granted in tandem with another Award, in addition to another Award, or freestanding and unrelated to another Award. Stock Appreciation Rights granted in tandem with or in addition to an Award may be granted either at the same time as the Award or at a later time. Stock Appreciation Rights shall have a grant price as determined by the Committee on the date of grant.

     (b)  Exercise and Payment. A Stock Appreciation Right shall entitle a Participant to receive an amount equal to the excess of the Fair Market Value of a Share on the date of exercise of the Stock Appreciation Right over the grant price thereof. The Committee shall determine whether a Stock Appreciation Right shall be settled in cash, Shares or a combination of cash and Shares.

     (c)  Other Terms and Conditions. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine, at or after the grant of a Stock Appreciation Right, the term, methods of exercise, methods and form of settlement, and any other terms and conditions of any Stock Appreciation Right. Any such determination by the Committee may be changed by the Committee from time to time and may govern the exercise of Stock Appreciation Rights granted or exercised prior to such determination as well as Stock Appreciation Rights granted or exercised thereafter. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it shall deem appropriate.

     SECTION 8. Restricted Stock and Restricted Stock Units.

     (a)  Grant. Subject to the provisions of the Plan and contractual provisions affecting Ingram Micro, the Committee shall have sole and complete authority to determine the Employees to whom Shares of Restricted Stock and Restricted Stock Units shall be granted, the number of Shares of Restricted Stock and/or the number of Restricted Stock Units to be granted to each Participant, the duration of the period during which, and the conditions under which, the Restricted Stock and Restricted Stock Units may be forfeited to Ingram Micro, and the other terms and conditions of such Awards.

     (b)  Payment. Each Restricted Stock Unit shall have a value equal to the Fair Market Value of a Share. Restricted Stock Units shall be paid in cash, Shares, other securities, or other property, as determined in the sole discretion of the Committee, upon the lapse of the restrictions applicable thereto, or otherwise in accordance with the applicable Award Agreement.

     (c)  Dividends and Distributions. Dividends and other distributions paid on or in respect of any Shares of Restricted Stock may be paid directly to a Participant, or may be reinvested in additional Shares of Restricted Stock or in additional Restricted Stock Units, as determined by the Committee in its sole discretion.

     SECTION 9. Performance Awards.

     (a)  Grant. Subject to the provisions of the Plan and contractual provisions affecting Ingram Micro, the Committee shall have sole and complete authority to determine the Employees who shall receive a “Performance Award”, which shall consist of a right which is denominated in cash or Shares, valued, as determined by the Committee, in accordance with the achievement of such performance goals during such performance periods as the Committee shall establish, and payable at such time and in such form as the Committee shall determine.

     (b)  Terms and Conditions. Subject to the terms of the Plan, any contractual provisions affecting Ingram Micro and any applicable Award Agreement, the Committee shall determine the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award and the amount and kind of any payment or transfer to be made pursuant to any Performance Award.

     (c)  Payment of Performance Awards. Performance Awards may be paid in a lump sum or in installments following the close of the performance period or, in accordance with procedures established by the Committee, on a deferred basis.

     SECTION 10. Other Stock-based Awards. The Committee shall have authority to grant to eligible Employees an “Other Stock-Based Award”, which shall consist of any right which is not an Award described in Sections 6 through 9 above and which is an Award of Shares or an Award denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as deemed by the Committee to be consistent with the purposes of the Plan; provided that any such rights must comply with applicable law, and to the extent deemed desirable by the Committee, with Rule 16b-3 and the requirements of Section 162(m) of the Code. Subject to the terms of the Plan, any contractual provisions affecting Ingram Micro and any applicable Award Agreement, the Committee shall determine the terms and conditions of any such Other Stock-Based Award.

     SECTION 11. Termination or Suspension of Employment or Service.

     The following provisions shall apply in the event of a Participant’s termination of employment or service unless the Committee shall have provided otherwise, either at the time of the grant of the Award or thereafter.

     (a)  Non-Qualified Stock Options and Stock Appreciation Rights.

(i) Termination of Employment or Service.

(A) Except as the Committee may at any time otherwise provide or as required to comply with applicable law, if a Participant’s employment or service with Ingram Micro or its Affiliates is terminated for any reason other than death, Disability, Retirement, or Cause, such a Participant’s right to exercise any Non-Qualified Stock Option or Stock Appreciation Right shall terminate, and such Option or Stock Appreciation Right shall expire, on the earlier of (x) the 90th day (or, if later, on the 15th day following the end of any Ingram Micro-imposed restrictions in effect during such 90 day period on such Participant’s ability to engage in transactions involving Shares (such 15th day, the “Extended Date”)) following such termination of employment or service or (y) the date such Option or Stock Appreciation Right would have expired had it not been for the termination of employment or services. A Participant shall have the right to exercise such Option or Stock Appreciation Right prior to such expiration to the extent it was exercisable at the date of such termination of employment or service and shall not have been exercised. Any time spent by a Participant in the status of “leave without pay” shall extend the period otherwise required for purposes of determining the extent to which any such Award or portion thereof has vested or otherwise become exercisable or nonforfeitable.

(B) Notwithstanding any of the provisions of Section 11(a)(i)(A), in respect of a Participant employed outside the United States, such Participant’s right to exercise any Non-Qualified Stock Option and Stock Appreciation Rights shall terminate, and such Option or Stock Appreciation Right shall expire and lapse, on the earlier of (x) the 90th day (or, if later, the Extended Date) following the first to occur of (1) the time such Participant’s employer gives notice to a Participant of termination of Participant’s employment, or (2) such Participant gives notice to such Participant’s employer to terminate Participant’s employment, or (3) if no such notice is given, on the date Participant’s employment is terminated (whichever the first to occur of (1), (2) or (3) collectively, “Notice/Termination”) or (y) the date such Option or Stock Appreciation Right would have expired had it not been for the Notice/Termination. A Participant shall have the right to exercise such Option or Stock Appreciation Right prior to such expiration to the extent it was exercisable at the date of Notice/Termination and shall not have been exercised. Any such Participant shall not be entitled and, by applying for or accepting the grant of any Non-Qualified Stock Option or Stock Appreciation Right, shall be deemed irrevocably to have waived any entitlement, by way of compensation for loss of office or damages for breach of contract or otherwise howsoever, to any sum or other benefit to compensate for the loss of any rights under the Plan.

(C) If a Participant’s employment with Ingram Micro or its Affiliates is terminated for Cause, all Non-Qualified Stock Options and Stock Appreciation Rights held by such Participant shall expire and terminate on the date of such termination.

(ii) Death. Except as the Committee may at any time otherwise provide or as required to comply with applicable law, if a Participant’s employment or service with Ingram Micro or its Affiliates is terminated by reason of death all then non-exercisable Non-Qualified Stock Options and Stock Appreciation Rights held by such Participant shall be immediately exercisable and the Participant’s executors, administrators, successors, heirs, distributees, devisees or legatees, as appropriate, (collectively, “Successors”) shall have the right to exercise any Non-Qualified Stock Option or Stock Appreciation Right during the one year period following such termination of employment or service, but in no event shall such Option or Stock Appreciation Right be exercisable later than the date the Option or Stock Appreciation Right would have expired had it not been for the termination of such employment or service.

(iii) Disability. Except as the Committee may at any time otherwise provide or as required to comply with applicable law, if a Participant’s employment or service with Ingram Micro or its Affiliates is terminated by reason of Disability, all then non-exercisable Non-Qualified Stock Options and Stock Appreciation Rights held by such Participant shall continue to vest pursuant to the vesting schedule in effect on the date of Disability and such Participant shall have the right to exercise such Non-Qualified Stock Option or Stock Appreciation Right through the one year period following the last vesting date, but in no event shall such Option or Stock Appreciation Right be exercisable later than the date the Option or Stock Appreciation Right would have expired had it not been for the termination of such employment or service. If a Participant dies while under a Disability, such Participant’s rights with respect to such Option or Stock Appreciation Right shall be determined under Clause (ii) above.

(iv) Retirement. Except as the Committee may at any time otherwise provide or as required to comply with applicable law, if a Participant’s employment or service with Ingram Micro or its Affiliates is terminated by reason of Retirement, a Participant shall have the right to exercise any Non-Qualified Stock Option or Stock Appreciation Right exercisable on the Retirement date during the five year period following such termination of employment or service, but in no event shall such option be exercisable later than the date the Option or Stock Appreciation Right would have expired had it not been for the termination of such employment or service.

(v) Acceleration or Extension of Exercisability. Notwithstanding the foregoing, the Committee may, in its discretion, provide at any time that an Option or Stock Appreciation Right granted to a Participant may vest at a date earlier than that set forth above, that an Option or Stock Appreciation Right granted to a Participant may terminate at a date later than that set forth above, provided such date shall not be beyond the date the Option or Stock Appreciation Right would have expired had it not been for the termination of a Participant’s employment or service, and that an Option or Stock Appreciation Right may become immediately exercisable when it finds that such acceleration would be in the best interests of Ingram Micro.

     (b)  Incentive Stock Options and Related Stock Appreciation Rights.

(i) Termination of Employment or Service.

(A) Except as the Committee may at any time otherwise provide or as required to comply with applicable law, if a Participant’s employment or service with Ingram Micro or its Affiliates is terminated for any reason other than death, Disability, Retirement, or Cause, such Participant’s right to exercise any Incentive Stock Option or related Stock Appreciation Right shall terminate, and such Option or related Stock Appreciation Right shall expire, on the earlier of (x) the ninetieth day (or, if later, on the Extended Date, in which case such Option shall be deemed a Non-Qualified Stock Option) following such termination of employment or service or (y) the date such Option or related Stock Appreciation Right would have expired had it not been for the termination of employment or services. A Participant shall have the right to exercise such Option or related Stock Appreciation Right prior to such expiration to the extent it was exercisable at the date of such termination of employment or service and shall not have been exercised.

(B) Notwithstanding any of the provisions of Section 11(b)(i)(A), in respect of a Participant employed outside the United States, such Participant’s right to exercise any Incentive Stock Option and related Stock Appreciation Rights shall terminate and such Option and related Stock Appreciation Right shall expire and lapse, on the earlier of (x) the ninetieth day (or, if later, on the Extended Date, in which case such Option will be deemed a Non-Qualified Stock Option) following Notice/Termination or (y) the date such Option and related Stock Appreciation Right would have expired had it not been for the Notice/Termination. A Participant shall have the right to exercise such Option and related Stock Appreciation Right prior to such expiration to the extent it was exercisable at the date of Notice/Termination and shall not have been exercised. Any such Participant shall not be entitled, and by applying for or accepting the grant of any Incentive Stock Option, whether or not in conjunction with a Stock Appreciation Right, shall be deemed irrevocably to have waived any entitlement, by way of compensation for loss of office or damages for breach of contract or otherwise howsoever to any sum or other benefit to compensate for the loss of any rights under the Plan.

(C) If a Participant’s employment with Ingram Micro or its Affiliates is terminated for Cause, all Incentive Stock Options and Related Stock Appreciation Rights held by such Participant shall expire and terminate on the date of such termination.

(ii) Death, Disability or Retirement. Except as the Committee may at any time otherwise provide or as required to comply with applicable law, if a Participant’s employment or service with Ingram Micro or its Affiliates is terminated by reason of death, Disability or Retirement, such Participant or his Successors (if employment or service is terminated by death) shall have the right to exercise any exercisable Incentive Stock Option or related Stock Appreciation Right during the 90 day period following such termination of employment or service, but in no event shall such option or right be exercisable later than the date the Incentive Stock Option or related Stock Appreciation Right would have expired had it not been for the termination of such employment or services. To the extent such Incentive Stock Option or related Stock Appreciation Right is not exercised prior to the termination of such 90 day period, the unexercised balance of such Option automatically will be deemed a Non-Qualified Stock Option, and such Option and related Stock Appreciation Right will vest and be exercisable as provided in Section 11(a)(ii), (iii) or (iv) hereof, as the case may be, but in no event shall such Option or related Stock Appreciation Right be exercisable later than the date the Option or related Stock Appreciation Right would have expired had it not been for the termination of such employment or service, provided that in the event that a Participant dies in such 90-day period the Option will continue to be an Incentive Stock Option to the extent provided by Section 421 or Section 422 of the Code, or any successor provision, and any regulations promulgated thereunder.

(iii) Acceleration or Extension of Exercisability. Notwithstanding the foregoing, the Committee may, in its discretion, provide at any time that an Option and related Stock Appreciation Right granted to a Participant may vest at a date earlier than that set forth above, that an Option and related Stock Appreciation Right granted to a Participant may terminate at a date later than that set forth above, provided such date shall not be beyond the date the Option and related Stock Appreciation Right would have expired had it not been for the termination of such Participant’s employment or service, and that an Option and related Stock Appreciation Right may become immediately exercisable when it finds that such acceleration would be in the best interests of Ingram Micro.

     (c)  Restricted Stock, Restricted Stock Units, Performance Awards, Other Stock-Based Awards.

(i) Termination of Employment or Service.

(A) Except as the Committee may at any time otherwise provide or as required to comply with applicable law, if a Participant’s employment or service with Ingram Micro or its Affiliates is terminated for any reason other than death, Disability, or Retirement, all shares of Restricted Stock still subject to restriction shall be forfeited by such Participant and reacquired by Ingram Micro at the price (if any) paid by such Participant for such Restricted Stock and such Participant’s rights to Restricted Stock Units, Performance Awards and Other Stock-Based Awards (collectively, “Designated Awards”) shall terminate and such Designated Awards shall expire. In cases of special circumstances, the Committee may, in its sole discretion, when it finds that a waiver would be in the best interests of Ingram Micro, waive in whole or in part any or all remaining restrictions with respect to such Participant’s shares of Restricted Stock or cause any Designated Awards to be fully or partially vested. Any time spent by a Participant in the status of “leave without pay” shall extend the period otherwise required for purposes of determining the extent to which any such Award or portion thereof has vested or otherwise become exercisable or nonforfeitable.

(B) Notwithstanding anything in Section 11(c)(i)(A), in respect of a Participant employed outside the United States, except to the extent (if any) provided in the Plan in the case of termination of such Participant’s employment by reason of death, Disability, or Retirement, any rights of such Participant relating to Restricted Stock and any Designated Awards shall lapse and no longer be capable of exercise at the date of Notice/Termination. Any such Participant shall not be entitled and, by applying for or accepting any such Award or accepting the same he shall be deemed irrevocably to have waived any entitlement, by way of compensation for loss of office or damages for breach of contract or otherwise howsoever, to any sum or other benefit to compensate for the loss of any rights under the Plan.

(ii) Death. Except as the Committee may at any time otherwise provide or as required to comply with applicable law, if a Participant’s employment or service with Ingram Micro or its Affiliates is terminated by reason of death all shares of Restricted Stock and all Designated Awards held by such Participant shall be immediately vested and any applicable restrictions thereon shall immediately be terminated.

(iii) Disability. Except as the Committee may at any time otherwise provide or as required to comply with applicable law, if a Participant’s employment or service with Ingram Micro or its Affiliates is terminated by reason of Disability, all shares of Restricted Stock and all Designated Awards held by such Participant shall continue to vest pursuant to the vesting schedule in effect on the date of Disability. Such Participant shall have the right to exercise any such Designated Award through the one year period following the last vesting date, but in no event shall such Designated Award be exercisable later than the date the Designated Award would have expired had it not been for the termination of such employment or service. If a Participant dies while under a Disability, such Participant’s rights with respect to such Designated Award shall be determined under Clause (ii) above.

(iv) Retirement. Except as the Committee may at any time otherwise provide or as required to comply with applicable law, if a Participant’s employment or service with Ingram Micro or its Affiliates is terminated by reason of Retirement, all shares of Restricted Stock still subject to restriction shall be forfeited by such Participant and reacquired by Ingram Micro at the price, if any, paid by such Participant for such Restricted Stock, and such Participant shall have the right to exercise any Designated Awards exercisable on the Retirement date during the five year period following such termination of employment or service, but in no event shall such Designated Award be exercisable later than the date the Designated Award would have expired had it not been for the termination of such employment or service.

     (d)  Except as the Committee may otherwise determine, for purposes hereof any termination of a Participant’s employment or service for any reason shall occur on the date such Participant ceases to perform services for Ingram Micro or any Affiliate without regard to whether such Participant continues thereafter to receive any compensatory payments therefrom or is paid salary thereby in lieu of notice of termination or, with respect to a member of the Board who is not also an employee of Ingram Micro or any Affiliate, the date such Participant is no longer a member of the Board.

     SECTION 12. Merger. In the event of a merger of Ingram Micro with or into another corporation, each outstanding Award may be assumed or an equivalent award may be substituted by such successor corporation or a parent or subsidiary of such successor corporation. If, in such event, an Award is not assumed or substituted, the Award shall terminate as of the date of the closing of the merger. For the purposes of this paragraph, the Award shall be considered assumed if, following the merger, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the merger, the consideration (whether stock, cash, or other securities or property) received in the merger by holders of Shares for each Share held on the effective date of the transaction (and if the holders are offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares). If such consideration received in the merger is not solely common stock of the successor corporation or its parent, the Committee may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Award, for each Share subject to the Award, to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Shares in the merger.

     SECTION 13. Amendment and Termination.

     (a)  Amendments to the Plan. The Board may terminate or discontinue the Plan at any time and the Board or the Committee may amend or alter the Plan or any portion thereof at any time; provided that no such amendment, alteration, discontinuation or termination shall be made without shareholder approval if such approval is necessary to comply with any tax or regulatory requirement or to comply with the listing or other requirements of any relevant exchange, including for these purposes any approval requirement which is a prerequisite for exemptive relief from Section 16(b) of the Exchange Act or Section 162(m) of the Code, for which or with which the Board or the Committee deems it necessary or desirable to qualify or comply; provided, however, that any amendment to the Plan shall be submitted to Ingram Micro’s shareowners for approval not later than the earliest annual meeting for which the record date is after the date of such Board action if such amendment would:

(i) materially increase the number of Shares reserved for issuance and delivery under Section 4(a) of the Plan;

(ii) increase the per-person annual limits under Section 4(a) of the Plan;

(iii) increase the number of Shares that may be issued and delivered under the Plan in connection with awards other than Options and Stock Appreciation Rights under Section 4(a) of the Plan;

(iv) permit unrestricted Shares to be granted other than in lieu of such payments under the Plan or other incentive plans and programs of Ingram Micro and its Affiliates;

(v) amend or replace previously granted Options in a transaction that constitutes a “repricing,” as such term is used in Instruction 3 to Item 402(b)(2)(iv) of Regulation S-K, as promulgated by the Securities and Exchange Commission; or

(vi) amend any of the terms and conditions of this Section 13(a).

     (b)  Amendments to Awards. Subject to the terms of the Plan and applicable law, the Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would adversely affect the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary.

     (c)  Cancellation. Any provision of this Plan or any Award Agreement to the contrary notwithstanding, the Committee may cause any Award granted hereunder to be canceled in consideration of a cash payment or alternative Award made to the holder of such canceled Award equal in value to the Fair Market Value of such canceled Award.

     SECTION 14. General Provisions.

     (a)  Dividend Equivalents. In the sole and complete discretion of the Committee, an Award, whether made as an Other Stock-Based Award under Section 10 or as an Award granted pursuant to Sections 6 through 9 hereof, may provide a Participant with dividends or dividend equivalents, payable in cash, Shares, other securities or other property on a current or deferred basis.

     (b)  Nontransferability.

(i) Except as provided in subsection (ii) below, no Award shall be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant, except by will or the laws of descent and distribution.

(ii) Notwithstanding subsection (i) above, the Committee may determine that an Award may be transferred by a Participant to one or more members of a Participant’s immediate family, to a partnership of which the only partners are members of a Participant’s immediate family, or to a trust established by a Participant for the benefit of one or more members of a Participant’s immediate family. For this purpose, immediate family means a Participant’s spouse, parents, children, grandchildren and the spouses of such parents, children and grandchildren. A transferee described in this subsection (ii) may not further transfer an Award. A trust described in this subsection (ii) may not be amended to benefit any Person other than a member of a Participant’s immediate family. An Award transferred pursuant to this subsection shall remain subject to the provisions of the Plan, including, but not limited to, the provisions of Section 11 relating to the effect on the Award of the death, Retirement or termination of employment of a Participant, and shall be subject to such other rules as the Committee shall determine.

     (c)  No Rights to Awards. No Employee, Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Employees, Participants, or holders or beneficiaries of Awards. The terms and conditions of Awards need not be the same with respect to each recipient.

     (d)  Share Certificates. All certificates for Shares or other securities of Ingram Micro or any Affiliate delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the SEC or any stock exchange upon which such Shares or other securities are then listed and any applicable Federal, state or foreign laws or rules or regulations, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

     (e)  Withholding. A Participant may be required to pay to Ingram Micro or any Affiliate, and Ingram Micro or any Affiliate shall have the right and is hereby authorized to withhold from any Award, from any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other securities, other Awards or other property) of any applicable withholding taxes in respect of an Award, its exercise, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of Ingram Micro or such Affiliate to satisfy all obligations for the payment of such taxes. The Committee may provide for additional cash payments to holders of Awards to defray or offset any tax arising from any such grant, lapse, vesting, or exercise of any Award.

     (f)  Award Agreements. Each Award hereunder shall be evidenced by an Award Agreement which shall be delivered to a Participant and shall specify the terms and conditions of the Award and any rules applicable thereto.

     (g)  No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent Ingram Micro or any Affiliate from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of options, restricted stock, Shares and other types of Awards provided for hereunder (subject to shareholder approval if such approval is required), and such arrangements may be either generally applicable or applicable only in specific cases.

     (h)  No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ or service of Ingram Micro or any Affiliate. Further, Ingram Micro or an Affiliate may at any time dismiss a Participant from employment or service, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

     (i)  Rights as a Shareowner. Subject to the provisions of the applicable Award, no Participant or holder or beneficiary of any Award shall have any rights as a shareowner with respect to any Shares to be issued under the Plan until he or she has become the registered holder of such Shares. Notwithstanding the foregoing, in connection with each grant of Restricted Stock hereunder, the applicable Award shall specify if and to what extent a Participant shall not be entitled to the rights of a shareowner in respect of such Restricted Stock.

     (j)  Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of Delaware.

     (k)  Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

     (l)  Other Laws. The Committee may refuse to issue or transfer any Shares or other consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation, whether domestic or foreign, or entitle Ingram Micro to recover any amounts under Section 16(b) of the Exchange Act, and any payment tendered to Ingram Micro by a Participant in connection therewith shall be promptly refunded to the relevant Participant, holder or beneficiary. Without limiting the generality of the foregoing, no Award granted hereunder shall be construed as an offer to sell securities of Ingram Micro, and no such offer shall be outstanding, unless and until the Committee in its sole discretion has determined that any such offer, if made, would be in compliance with all applicable requirements of the Federal securities laws and any other laws, whether domestic or foreign, to which such offer, if made, would be subject.

     (m)  No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between Ingram Micro or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from Ingram Micro or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of Ingram Micro or any Affiliate.

     (n)  No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash or other securities or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.

     (o)  Transfer Restrictions. Shares acquired hereunder may not be sold, assigned, transferred, pledged or otherwise disposed of, except as provided in the Plan or the applicable Award Agreement.

     (p)  Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

     (q)  Sub-Plans. Subject to the terms hereof, the Committee may from time to time adopt one or more Sub-Plans and grant Awards thereunder as it shall deem necessary or appropriate in its sole discretion in order that Awards may comply with the laws, rules or regulations of any jurisdiction; provided, however, that neither the terms of any Sub-Plan nor Awards thereunder shall be inconsistent with the Plan.

     SECTION 15. Term of the Plan.

     (a)  Effective Date. The Plan shall be effective as of May 7, 2003, subject to approval by the shareowners of Ingram Micro. Awards may be granted hereunder prior to such shareowner approval subject in all cases, however, to such approval.

     (b)  Expiration Date. No Award shall be granted under the Plan after May 6, 2013. Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted hereunder may, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under any such Award shall, continue after the authority for grant of new Awards hereunder has been exhausted.

DETACH HERE

®	PROXY INGRAM MICRO INC. ANNUAL MEETING OF SHAREOWNERS MAY 7, 2003

P R O X Y
THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, a shareowner of Ingram Micro Inc. (the “Company”), hereby appoints James E. Anderson, Jr. and Michael J. Grainger, and each of them individually, as Proxies to represent and vote all of the Company’s Class A common stock held of record as of the end of the business day on March 18, 2003 by the undersigned, each with full power of substitution, at the Annual Meeting of Shareowners of the Company, to be held on Wednesday, May 7, 2003, beginning at 10:00 a.m. (local time) at the Company’s Santa Ana campus, 1600 East St. Andrew Place, Santa Ana, California 92705, and at any adjournment or postponement thereof.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NOT OTHERWISE DIRECTED, WILL BE VOTED FOR PROPOSALS 1 AND 2. YOUR SHARES CANNOT BE VOTED UNLESS YOU SIGN AND RETURN THIS CARD, VOTE VIA TELEPHONE OR THE INTERNET IN ACCORDANCE WITH THE INSTRUCTIONS OF THIS PROXY CARD, OR ATTEND THE MEETING AND VOTE IN PERSON.

If this Proxy relates to shares held for the undersigned in the Ingram Micro Inc. 401(k) Investment Savings Plan, then, when properly executed, it shall constitute instructions to the plan trustee to vote in the manner directed herein.

HAS YOUR ADDRESS CHANGED?	DO YOU HAVE ANY COMMENTS?

INGRAM MICRO INC.
C/O EQUISERVE TRUST COMPANY, N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694

®

Voter Control Number

Your vote is important. Please vote immediately.

Vote-by-Internet 1. Log on to the Internet and go to http://www.eproxyvote.com/im 2. Enter your Voter Control Number listed above and follow the easy steps outlined on the secured website.	OR	Vote-by-Telephone 1. Call toll-free 1-877-PRX-VOTE (1-877-779-8683) 2. Enter your Voter Control Number listed above and follow the easy recorded instructions.

If you vote over the Internet or by telephone, please do not mail your card.

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

☒	Please mark votes as in this example.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NOT OTHERWISE DIRECTED, WILL BE VOTED FOR PROPOSALS 1 AND 2.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.

1. Election of Directors. Nominees for election as Directors (terms expiring in 2006) (01) John R. Ingram, (02) Dale R. Laurance and (03) Gerhard Schulmeyer	2. Approval of the Ingram Micro Inc. 2003 Equity Incentive Plan.	FOR ☐	AGAINST ☐	ABSTAIN ☐
FOR ☐ ☐WITHHELD	3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

☐	__________________________________________ For all nominee(s) except as written above

Mark box at right if you plan to attend the Annual Meeting	☐

Mark box at right if an address change or comment has been noted on the reverse side of this card	☐
Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature:__________________________Date:_____________ Signature:_______________________________Date:_______________